PROSPECTUS SUPPLEMENT

(To prospectus dated December 9, 2005)

$5,000,000,000

GE Life and Annuity Assurance Company

Secured Medium-Term Notes

Due Between Nine Months and Thirty Years From the Date of Issue

Issued Through

Genworth Global Funding Trusts

Secured by Funding Agreements issued by

GE Life and Annuity Assurance Company

We are GE Life and Annuity Assurance Company, referred to as “GELAAC,” “we,” “us” and “our”, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia, the sponsor of this program and the depositor of the funding agreements described below. We are a wholly owned indirect subsidiary of Genworth Financial, Inc. Genworth Financial, Inc. is not an obligor or guarantor of the notes or the funding agreements. This prospectus supplement relates to the offering, from time to time, through newly established separate and distinct trusts described below, of one or more series of secured medium-term notes, which we refer to in this prospectus supplement as “notes,” in an aggregate principal amount of up to $5,000,000,000 or the equivalent amount in one or more foreign or composite currencies, less any principal amount of notes previously issued under this program, under our Genworth DirectNotesSM program issued primarily to retail investors or otherwise under the accompanying prospectus.

The applicable trust will use the net proceeds from the offering of its series of notes to purchase a funding agreement sold to, and deposited into, the applicable trust by us. Each trust exists for the exclusive purpose of issuing and selling one series of notes to investors, using the net proceeds from the sale of that series of notes to acquire a funding agreement from us, collaterally assigning and granting a security interest in the applicable funding agreement in favor of the indenture trustee, and engaging in other activities necessary or incidental thereto.

You should read the accompanying prospectus, this prospectus supplement and the applicable pricing supplement carefully before you invest.

The notes: The specific terms and conditions of each series of notes will be as set forth in a separate pricing supplement. The notes of each series will:

•	be issued by a separate and distinct trust;
•	rank as secured indebtedness of the trust secured by a funding agreement issued by us;
•	unless otherwise specified in the applicable pricing supplement, not be listed on any securities exchange;
•	be issued in only one class;
•	unless otherwise specified in the applicable pricing supplement, have a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof or other specified denominations for foreign currencies;
•	be in book-entry or definitive form;
•	have a stated maturity of between 9 months and 30 years from the date of issue;

pay interest on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have redemption and/or repayment provisions, if applicable;
•	represent non-recourse obligations of the trust and will be paid only from the assets of that trust;
•	be the trust’s obligations only and will not be obligations of, or guaranteed by, us or any of our affiliates;
•	provide for payment in U.S. Dollars or one or more foreign currencies;
•	bear interest at fixed or floating rates, or bear no interest at all; and
•	be sold to United States and foreign institutional and other investors.

Holders of a series of notes may look only to the trust’s rights and title in the funding agreement issued to, and deposited into, the applicable trust by us and any proceeds of that funding agreement held in the trust and not to any other assets or collateral held by any other trust, GELAAC or any affiliates thereof.

Investing in the notes involves risks that are described in the “ Risk Factors” section beginning on page 3 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any state insurance commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The trusts may sell notes to one or more of the applicable agents referred to below (collectively, the “Agents”) as principals for resale at varying or fixed offering prices or through the applicable Agents using their reasonable efforts on behalf of the trust.

U.S. Agents	European Agents
Morgan Stanley	Morgan Stanley
Banc of America Securities LLC Bear, Stearns & Co. Inc. Citigroup Credit Suisse First Boston Deutsche Bank Securities Goldman, Sachs & Co. HSBC Lehman Brothers Merrill Lynch & Co. UBS Investment Bank

Banc of America Securities Limited

Bear, Stearns International Limited

Citigroup

Credit Suisse First Boston

Deutsche Bank

Goldman Sachs International

HSBC

Lehman Brothers

Merrill Lynch International

UBS Investment Bank

The date of this prospectus supplement is December 9, 2005

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

This document is a prospectus supplement and supplements a prospectus which is part of the registration statement that we have filed with the SEC. This prospectus supplement provides you with a general description of the notes being offered through newly established separate and distinct trusts, and the underlying funding agreements, and supplements the description of the notes and funding agreements contained in the accompanying prospectus. These notes may be offered from time to time, through trusts, in one or more series of notes with a total initial public offering price or purchase price of up to $5,000,000,000 or the equivalent amount in one or more foreign or composite currencies, less any amount of notes previously issued under this program, pursuant to a separate prospectus supplement that relates to our Genworth DirectNotesSM program issued primarily to retail investors or otherwise under the accompanying prospectus.

The specific terms and conditions of notes being offered and the related funding agreement will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus supplement and the accompanying prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading “Incorporation of Certain Documents by Reference” beginning on page 12 of the accompanying prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the applicable pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell the notes in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement and the applicable pricing supplement is accurate as of any date other than the date on the front of such document.

In this prospectus supplement, references to “GELAAC,” “we,” “us” and “our” are to GE Life and Annuity Assurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia, and references to “trust” are to the applicable newly established separate and distinct special purpose common law trust, formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement, which actually issues the applicable series of notes. In this prospectus supplement, we refer to each series of secured medium-term notes as a “series of notes.”

In this prospectus supplement, references to “United States Dollars,” “U.S. Dollars” or “$” are to lawful currency of the United States of America, and references to “Euro(s)” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

SUMMARY

This section summarizes the material legal and financial terms of the notes and the underlying funding agreements that are described in more detail in “Description of the Notes” beginning on page S-13 and “Description of the Funding Agreements” beginning on page S-39. Final terms of any particular series of notes and the related funding agreement are set at the time of sale and will be contained in a pricing supplement relating thereto. That pricing supplement may add to, update, supplement or clarify the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement.

The Trusts

Each series of notes will be issued by a newly established and separately created common law trust. Each trust will be established by GSS Holdings II, Inc., as trust beneficial owner, and The Bank of New York, as trustee, pursuant to a trust agreement (each, a “trust agreement”). The assets and liabilities of each trust are separate and distinct from our assets and liabilities and the assets and liabilities of every other trust.

The Sponsor and the Depositor	We are the sponsor of this program and the registrant as the depositor and issuer of the funding agreements under the program.

Purpose of Trusts

The sole purpose of the trusts is to facilitate a program for the issuance, from time to time, of one or more series of notes to the public. Each trust may only issue one series of notes and such notes will be issued only on the original issue date for such notes. Each series of notes will be secured by only one funding agreement purchased from us by the applicable trust, the principal amount of which may not be increased. The trust will use the net proceeds received from issuing a series of notes to acquire a funding agreement for, and to be held in, the trust. The trust will hold the collateral described below under “Description of the Notes—General—Collateral” pertaining to its series of notes to fund its obligations under that series of notes.

Notes issued by the trust will be the direct obligations of the trust and will not be our obligations, the obligations of any of our affiliates or the obligations of any other trust. Holders of notes of a particular series may only look to the funding agreement issued by us and any proceeds of such funding agreement held in the related trust for payment on their notes and not to the assets held in any other trust or by us.

We are not affiliated with any trust. None of us or any of our officers, directors, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus supplement and the accompanying prospectus.

None of us or any of our officers, directors, subsidiaries or affiliates is affiliated with the trustee, the trust beneficial owner or the indenture trustee relating to the notes.

Below is a diagram showing the parties involved in the issuance of notes by each trust.

We Can Issue Medium-Term Notes and Funding Agreements Directly to Investors

We are able to issue our own medium-term notes directly to investors and to issue funding agreements directly to investors. However, by securing each trust’s notes with a funding agreement, such trust’s notes are secured by an asset that would have a higher priority in the event of our impairment or insolvency than our unsecured medium-term notes, if any, and, accordingly, may be entitled to receive a higher investment rating from one or more nationally recognized rating agencies than our unsecured medium-term notes. In addition, funding agreements are very difficult to transfer and have no active secondary market. By securing each trust’s notes with a funding agreement, investors may be able to avail themselves of many of the benefits of our funding agreements while benefiting from the liquidity afforded by each trust’s medium-term notes.

Agents

Morgan Stanley & Co. Incorporated; Morgan Stanley & Co. International Limited; Banc of America Securities LLC; Banc of America Securities Limited; Bear, Stearns & Co. Inc.; Bear, Stearns International Limited; Citigroup Global Markets Inc.; Citigroup Global Markets Limited; Credit Suisse First Boston LLC; Credit Suisse First Boston (Europe) Limited; Deutsche Bank Securities Inc.; Deutsche Bank AG, London Branch; Goldman, Sachs & Co.; Goldman Sachs International; HSBC Securities (USA) Inc.; HSBC Bank plc; Lehman Brothers Inc.; Lehman Brothers International (Europe); Merrill Lynch, Pierce, Fenner & Smith Incorporated; Merrill Lynch International; UBS Securities LLC; and UBS Limited.

Secured Medium-Term Notes Program	This prospectus supplement relates to notes that one or more trusts may issue and sell to United States and foreign institutional and other investors under our secured medium-term notes program.

Genworth DirectNotesSM Program

Included in the registration statement, of which this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to retail and other investors by newly established trusts under the related Genworth DirectNotesSM program. The terms of the Genworth DirectNotesSM are identical in all material respects to the terms of the notes to be sold under this secured medium-term notes program, as described in this prospectus supplement, except that the Genworth DirectNotesSM of any series:

•	will be denominated in U.S. Dollars only;

•	will not be issued as amortizing notes;

•	will not provide for the payment of additional amounts relating to any required withholding under any circumstances; and

•	may contain a survivor’s option, permitting optional repayment of notes of a series, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series.

Amount

The trusts may collectively issue up to a maximum aggregate principal amount of $5,000,000,000 of notes, or the equivalent in one or more foreign or composite currencies, in connection with this prospectus supplement, less any principal amount of notes previously issued under this program, under our Genworth DirectNotesSM program or otherwise under the accompanying prospectus.

Flow of Funds	Other than during an event of default under the notes of a trust, amounts received by or on behalf of the trust will be paid:

•	first, to amounts due upon the notes; and

•	second, with respect to any remaining funds, in accordance with the applicable trust agreement.

During an event of default under the notes of a trust, amounts received by or on behalf of the trust will be paid:

•	first, to the indenture trustee, registrar, transfer agent, paying agent and calculation agent, their agents and counsel, for all amounts due them under the indenture, to be shared pro rata among them, in an aggregate amount of no more than $250,000 for all series of outstanding notes issued by all trusts to the extent not previously paid;

•	second, to amounts due upon the notes; and

•	third, with respect to any remaining funds, in accordance with the applicable trust agreement. See “Description of the Notes— Application of Money Collected Under the Indenture” in the accompanying prospectus.

Purchasers of notes may proceed directly against us, as the depositor, sponsor and a statutory issuer of the notes, to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers.

Terms of the Notes:

Status

•      Each series of notes will be the unconditional, direct, non-recourse, secured and unsubordinated obligation of the applicable trust. Each series of notes will be secured by the collateral relating to that series of notes.

•	Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below), on behalf of the holders of such notes, may only proceed against the collateral held in the related trust.

•	The notes of each series are not, and will not be, obligations of, or guaranteed by, us, any other insurance company or any affiliate of ours. The notes will not benefit from any insurance guarantee fund coverage or any similar protection.

Payment of Principal and Interest	• Principal and interest payments, if any, on any series of notes will be made solely from the proceeds of a funding agreement purchased with respect to such series of notes by the related trust.

•	Each series of notes may be interest bearing or non-interest bearing as specified in the applicable pricing supplement. Each series of notes may bear interest at either a fixed rate or a floating rate, or a combination of fixed rates and floating rates, as specified in the applicable pricing supplement.

•	The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date (as defined under “Description of the Notes—General—Maturity”), including any extensions thereof, repayment date or redemption date, as specified in the applicable pricing supplement, at the corporate trust office of the paying agent or any other place the relevant trust designates.

•	Unless otherwise specified in the applicable pricing supplement, interest, if any, on each series of notes will be payable on a monthly, quarterly, semi-annual or annual basis.

•	A trust may issue amortizing notes that pay an amount in respect of both interest and principal amortized over the life of such notes as specified in the applicable pricing supplement.

Interest Rate	Each fixed rate note (as defined under “Description of the Notes— Interest”) will bear interest from its date of original issuance at the annual rate stated in the applicable pricing supplement until, but not including, the date upon which the principal is paid, unless otherwise specified in the applicable pricing supplement.

Each floating rate note (as defined under “Description of the Notes—Interest”) will bear interest, from the date of original issuance until, but not including, the date upon which the principal is paid, at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a Spread and/or Spread Multiplier (each as more fully described under “Description of the Notes—Floating Rate Notes”). The applicable pricing supplement will designate one or more of the following interest rate bases along with the index maturity for that interest rate basis:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR;

•	the Federal Funds Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.

Maturities

Unless otherwise specified in the applicable pricing supplement, each series of notes will mature between nine months and 30 years from its date of original issuance on the last scheduled interest payment date, as specified in the applicable pricing supplement.

Redemption and Repayment

A trust will redeem its series of notes if we redeem the funding agreement securing such series of notes. Except as otherwise specified in the accompanying prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement securing a series of notes will not be redeemable by us and no series of notes will be repayable at the option of the holder prior to their stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes of any series will not be subject to any sinking fund.

Withholding Tax

All amounts due in respect of the notes will be made without any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, neither the notes nor the related funding agreement will provide for the payment of additional amounts relating to any required withholding or deduction imposed or levied on payments in respect of a series of notes or the funding agreement. As a result, unless otherwise specified in the applicable pricing supplement, the risk of any such withholding or deduction, whether or not as a result of a change in law or otherwise, will be borne by the holders of such series of notes.

Fees and Expenses

We will pay the costs and expenses incurred by a trust under the expense and indemnity agreements with each of the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and the trust) and any additional service provider appointed from time to time. See “Description of the Expense and Indemnity Agreements” in the accompanying prospectus. We anticipate that the indenture trustee fees for this program will be approximately $550 per year for each series of notes.

Denominations; Currency

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in U.S. Dollars and issued and sold in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing	Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Form of Notes

Unless otherwise specified in the applicable pricing supplement, each series of notes will be issued in book-entry form and cleared through The Depository Trust Company (“DTC” or the “depositary”). Each book-entry note will be held by the indenture trustee as custodian for the depositary or its nominee.

Collateral

The notes of any series will be secured by the right, title and interest of the applicable trust in and to (1) the relevant funding agreement held in that trust, (2) all proceeds of the funding agreement and all amounts and instruments on deposit from time to time in the related collection account, and (3) all books and records pertaining to the relevant funding agreement.

Each series of notes will be secured by the collateral held in the applicable trust. The trust will collaterally assign and grant a security interest in the related funding agreement in favor of the indenture trustee for the benefit of the holders of notes of the applicable series.

Under the custodial agreement (the “custodial agreement”) entered into among the indenture trustee, SunTrust Bank (the “custodian”) and the trustee (as defined under “—Administration of the Trusts”) (on behalf of each trust to be formed in connection with the issuance of a series of notes), upon the collateral assignment of and grant of a security interest in the funding agreement related to a series of notes of a trust, the custodian will hold the funding agreement on behalf of the indenture trustee in the Commonwealth of Virginia.

Funding Agreements

A funding agreement is a type of insurance company product in which the purchaser, usually an institutional investor, pays the insurance company a deposit and, in turn, receives scheduled payments of principal and interest. The deposit we receive on the issuance of a funding agreement under this program will be part of our general account and not allocated to any of our separate accounts. Our general account is the account which contains all of our assets and liabilities other than those held in our separate accounts. Separate accounts are segregated accounts which are established for certain products that we sell. A separate account holds assets and liabilities specifically related to one or more products and segregates these assets and liabilities from the assets and liabilities of all other separate accounts and the assets and liabilities of our general account. Since the deposit made under any funding agreement issued under this program will be part of our general account, our obligations under each such funding agreement will be the obligations of our general account, rather than the obligations of any separate account. As such, we will invest the proceeds from the sale of funding agreements issued under this program in a portfolio of assets which, along with our other general account assets, will be used to meet our contractual obligations under such funding agreements and our other general account obligations. We will earn the spread differential, if any, between the cost of our obligations under such funding agreements and the yield on our invested assets.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us, the terms of which will be set forth in the applicable pricing supplement. Each funding agreement will have a deposit amount equal to the sum of the principal amount (or issue price in the case of discount notes) of the related series of notes and the amount of the beneficial interest in the related trust. The rate at which a funding agreement bears interest will be equal to the rate of interest, if any, on the related series of notes. Each funding agreement will otherwise have payment and other terms substantially similar to those of the related series of notes.

Each funding agreement is our unsecured obligation. See “—Ratings” below.

Pursuant to Section 38.2-1509 of the Virginia Insurance Code (the “Insurance Code”), in the event of our impairment or insolvency, the Virginia State Corporation Commission Bureau of Insurance will be authorized and required to disburse our assets. The disbursement of assets shall be in accordance with the priorities set forth in Section 38.2-1509(B)(1) of the Insurance Code. There are five clauses within the priority scheme, with each successive clause being fully junior to the preceding clause. Clause (i) gives priority to the claims of secured creditors with a perfected security interest not voidable under Section 38.2-1513 of the Insurance Code, to the extent of the value of their security, and clause (ii) gives priority to the claims of the associations for “covered claims” and “contractual obligations” (as defined in the Insurance Code) and claims of other policyholders arising out of insurance contracts apportioned without preference. Section 38.2-3100.2(F) of the Insurance Code states that for purposes of clause (ii) of Section 38.2-1509(B)(1) of the Insurance Code, a funding agreement (as defined in the Insurance Code) shall be treated as an insurance contract and the holders thereof shall be entitled to the same priority of distribution as other policyholders. We believe that, in a properly prepared and presented case, a court applying Virginia law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded clause (ii) priority under Section 38.2-1509(B)(1) of the Insurance Code and would be paid equally in priority with our other policyholders. See “Description of the Funding Agreements” in the accompanying prospectus.

Virginia law would apply to our insolvency or receivership proceedings. Investors should note, however, that the statutory liquidation priority accorded to funding agreements under Virginia law does not clearly apply to any additional amounts required to be paid (if specified in the applicable pricing supplement and related funding agreement) as may be necessary in order that the net amounts receivable by a holder after any withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction. Accordingly, in the event of our insolvency or receivership, claims under a funding agreement for such payments, if any, may not rank equally with either policyholder or funding agreement claims, and may rank equally with our other general creditors, which are given clause (v) priority under Section 38.2-1509(B)(1) of the Insurance Code. See “Description of the Funding Agreements” in the accompanying prospectus.

Ratings

Unless otherwise indicated in the applicable pricing supplement, we expect the notes to have an issue credit rating of AA- from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”). The applicable pricing supplement for a series of notes will set forth the credit rating of such notes by Moody’s Investors Service, Inc. (“Moody’s”). We expect the program to be rated AA- by Standard & Poor’s and Aa3 by Moody’s. If Standard & Poor’s or Moody’s changes the program rating, the new program rating will be specified in the applicable pricing supplement. Notes of a series will be issued under the program only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement securing such series of notes.

Indenture and Indenture Trustee

Each trust will issue its series of notes to the public pursuant to an indenture between that trust and JPMorgan Chase Bank, N.A., in its capacity as indenture trustee. See “Description of the Notes—General—Indenture.” The indenture will be subject to, and qualified under, the Trust Indenture Act of 1939, as amended. The indenture trustee is not affiliated with any trust or with us.

Administration of the Trusts

The Bank of New York will be each trust’s sole trustee (the “trustee”). The trustee will not be obligated in any way to make payments under or in respect of the notes. The trustee is not affiliated with us.

We have entered into an expense and indemnity agreement with each of the indenture trustee, the custodian, the trust beneficial owner (as defined under “—Trust Beneficial Owner”) and the trustee (on behalf of itself and each trust formed in connection with the issuance of a series of notes). We will enter into an expense and indemnity agreement with additional service providers appointed from time to time. Under each expense and indemnity agreement, we will pay certain costs and expenses relating to the offering, sale, issuance and administration of any series of notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and additional service providers appointed from time to time with respect to certain matters.

Trust Beneficial Owner	GSS Holdings II, Inc. will be the sole beneficial owner of each trust (the “trust beneficial owner”). The beneficial interest of each trust:

•	will be purchased by the trust beneficial owner for $15 (or, in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes), unless otherwise specified in the applicable pricing supplement;

•	will be issued in book-entry form;

•	will entitle the trust beneficial owner to receive payments in respect thereof on the same terms as the payments to be made to the holders of notes of the related series; and

•	will be subordinated to the related series of notes.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series receive interest payments. On the maturity date (as defined under “Description of the Notes—General—Maturity”) of the trust beneficial owner’s beneficial interest and the related series of notes, the trust will redeem the principal amount of the related series of notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

The trust beneficial owner is not affiliated with us.

Governing Law

The notes and each indenture will be governed by, and construed in accordance with, the laws of the State of New York. The trust agreement for the applicable trust will be governed by, and construed in accordance with, the laws of the jurisdiction in which it is formed. Each funding agreement will be governed by the laws of the Commonwealth of Virginia.

Material United States Federal Income Tax Considerations

We intend to take the position, for United States federal income tax purposes, that each trust will be ignored and that the notes will be treated as representing our indebtedness (the “Intended Tax Characterization”). Each holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest therein) agrees to the Intended Tax Characterization. Accordingly, holders of the notes generally will have the same United States federal income tax consequences from the purchase of the notes as they would had they purchased a debt obligation issued directly by us. Prospective purchasers of the notes must carefully consider the tax consequences of the ownership and disposition of the notes set forth under “Material United States Federal Income Tax Considerations.”

DESCRIPTION OF THE NOTES

The following description of the material provisions of the notes supplements the general description of the notes provided in the accompanying prospectus. You should therefore review the accompanying prospectus carefully. You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The applicable pricing supplement may also add, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the applicable pricing supplement, the indenture and the notes in making your investment decision.

This section describes some technical concepts and uses some capitalized terms that are not defined in this prospectus supplement. You should refer to the form of indenture and the form of note certificates filed as exhibits to the registration statement (of which this prospectus supplement and the accompanying prospectus are a part) for the full description of those concepts and complete definitions of those terms.

General

Indenture

Each trust will issue one series of notes, subject to and entitled to the benefits of a separate indenture between the trust and the indenture trustee, which will adopt and incorporate the standard indenture terms. Such notes will be issued only on the original issue date for such notes. With respect to a particular trust, we refer to the applicable indenture and the standard indenture terms as the “indenture.” Each series of notes will be the subject of a pricing supplement. The indenture will be subject to, and qualified under, the Trust Indenture Act of 1939, as amended. For a description of the terms of the indenture, see “Description of the Notes” beginning on page 19 of the accompanying prospectus.

At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $5,000,000,000 or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the previous issuance of notes under this program, under our Genworth DirectNotesSM program or otherwise under the accompanying prospectus.

Collateral

The notes of a series will be the trust’s unconditional, direct, non-recourse, secured and unsubordinated obligations. Under the indenture, the funding agreement issued to and deposited into a trust by us, in exchange for the proceeds received by the trust from the offering of its series of notes and trust beneficial interest, will be collaterally assigned by the trust, and the trust will grant a security interest in the funding agreement, to the indenture trustee for the benefit of the holders of the related series of notes. A trust may purchase only one funding agreement from us. Each series of notes will be secured by a security interest in the “collateral,” consisting of the right, title and interest of the trust in and to:

•	the relevant funding agreement;

•	all proceeds of the relevant funding agreement and all amounts and instruments on deposit from time to time in the related collection account; and

•	all books and records pertaining to the relevant funding agreement.

Under the terms of the custodial agreement, upon the collateral assignment and grant of security interest in the funding agreement related to a series of notes of a trust, the custodian will hold the funding agreement on behalf of the indenture trustee in the Commonwealth of Virginia.

Ranking

The notes of a series of a trust will rank equally among themselves.

Pricing Options

Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed rate notes and floating rate notes, as specified in the applicable pricing supplement. A trust may also issue discount notes and amortizing notes as specified in the applicable pricing supplement.

Pricing Supplement

The pricing supplement relating to the offering of a series of notes will describe the following terms:

•	the principal amount and specified currency (as defined under “Currency” below) for the notes;

•	whether the notes:

(1) are fixed rate notes;

(2) are floating rate notes;

(3) are amortizing notes, meaning that a portion or all of the principal amount is payable prior to the stated maturity date in accordance with a schedule or by application of a formula; and/or

(4) are discount notes that do not bear any interest or bear interest at a below market rate at the time of issuance;

•	the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

•	the original issue date on which the notes will be issued;

•	the stated maturity date and any extensions thereof;

•	if the notes are fixed rate notes, the rate per annum at which the notes will bear any interest and the Interest Payment Date (as defined under “Description of the Notes—Fixed Rate Notes—Interest Payments”) frequency;

•	if the notes are floating rate notes, relevant terms such as:

(1) the interest rate basis;

(2) the initial interest rate;

(3) the Interest Period or the Interest Reset Dates (each as defined under “—Floating Rate Notes—Interest Reset Dates” below);

(4) the Interest Payment Dates;

(5) the Index Maturity (as defined under “—Floating Rate Notes” below);

(6) any Maximum Interest Rate (as defined under “—Floating Rate Notes—Maximum and Minimum Interest Rates” below);

(7) any Minimum Interest Rate (as defined under “—Floating Rate Notes—Maximum and Minimum Interest Rates” below);

(8) the Spread and/or Spread Multiplier; and

(9) any other terms relating to the particular method of calculating the interest rate for the notes and whether and how the Spread and/or Spread Multiplier may be changed prior to the stated maturity date;

•	if the notes are amortizing notes, the terms for repayment prior to the stated maturity date;

•	whether the notes may be redeemed by the trust, or repaid at the option of the holder, prior to the stated maturity date and the terms of its redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

•	any special United States federal income tax considerations relating to the purchase, ownership and disposition of the notes;

•	the jurisdiction of formation of the trust; and

•	any other terms of the notes provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the notes will be issued.

Maturity

Unless otherwise specified in the applicable pricing supplement, each series of notes will mature on a day between nine months and 30 years from its date of original issuance on the last scheduled interest payment date (the “stated maturity date”), as specified in the applicable pricing supplement, unless the principal of such series becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the trust, notice of the registered holder’s option to elect repayment or otherwise (we refer to the stated maturity date or any date prior to the stated maturity date on which the particular series of notes becomes due and payable, as the case may be, as the “maturity date” with respect to the principal of such series of notes repayable on that date). A trust may issue notes that allow the holder to extend the maturity date as specified in the applicable pricing supplement, provided such extension does not extend the maturity date beyond 30 years from the date of their original issuance.

Currency

Unless otherwise specified in the applicable pricing supplement, the notes of a series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in, U.S. Dollars. In the alternative, each series of notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect thereof may be made in, a single foreign currency. The currency in which a particular series of notes is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of the Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the “specified currency” with respect to such series of notes.

You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of United States Dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States Dollar checking or savings account facilities in the United States. The Agent from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of United States Dollars into the specified currency in order to enable you to pay for your foreign currency note, provided that you make a request to that Agent on or prior to the fifth business day (as defined under “Business Day” below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that Agent. Each conversion will be made by an Agent on the terms and subject to the conditions, limitations and charges as that Agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note.

A trust may (if so specified in the applicable pricing supplement), without the consent of the holders of any note, redenominate all, but not less than all, of the notes of any series on or after the date on which the member state of the European Union in whose national currency such notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the applicable pricing supplement.

Form of Notes; Denominations

Each trust will issue each note in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary, unless otherwise specified in the applicable pricing supplement. Each book-entry note will be held by the indenture trustee as custodian for the depositary. Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note will be $1,000 and integral multiples of $1,000 in excess thereof.

Transfers and Exchanges

Book-entry notes may be transferred or exchanged only through the clearing systems. See “—Book-Entry Notes.” Registration of transfer or exchange of definitive notes will be made at the office or agency maintained by the trust for this purpose in the Borough of Manhattan, New York City, which is currently the corporate trust office of the indenture trustee located at 4 New York Plaza, 15th Floor, New York, New York 10004-2413. No service charge will be imposed for any such registration of transfer or exchange of notes, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

Listing

Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Business Day

“Business day” means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City; provided, however, that, with respect to foreign currency notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined under “Principal Financial Center” below) of the country issuing the specified currency or, if the specified currency is the Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

London Banking Day

“London Banking Day” means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined under “Description of the Notes—Floating Rate Notes—LIBOR”)) in London.

Principal Financial Center

“Principal Financial Center” means, as applicable:

•	the capital city of the country issuing the specified currency; or

•	the capital city of the country to which the LIBOR Currency relates;

provided, however, that, with respect to United States Dollars, Australian Dollars, Canadian Dollars, the Euro, South African Rand and Swiss Francs, the Principal Financial Center shall be New York City, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

Payments

A trust will make payments of principal, and premium, if any, and interest and other amounts due and owing, if any, on, book-entry notes through the indenture trustee to the account of the depositary or its nominee. See “—Book Entry Notes.” In the case of definitive notes, the trust will make payments of principal, and premium, if any, and interest and other amounts due and owing, if any, on, the maturity date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by the trust for this purpose in the Borough of Manhattan, New York City, which is currently the paying agency office of the indenture trustee located at 4 New York Plaza, 15th floor, New York, New York 10004. A trust will make payments of interest and other amounts due and owing, if any, on the maturity date of a definitive note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. A trust will make payments of interest and other amounts due and owing, if any, on a definitive note on any Interest Payment Date other than the maturity date by check mailed to the address of the registered holder entitled thereto appearing in the note register. Notwithstanding the foregoing, the trust will make payments of interest and other amounts due and owing, if any, on a definitive note on any Interest Payment Date other than the maturity date to each registered holder of $10,000,000 (or, if the specified currency is other than United States Dollars, the equivalent thereof in the particular specified currency) or more in aggregate principal amount of definitive notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the indenture trustee not less than 15 calendar days prior to the particular Interest Payment Date. Any wire transfer instructions received by the indenture trustee shall remain in effect until revoked by the applicable registered holder.

Security; Non-Recourse Obligations

Each series of notes will be solely the obligations of the related trust and will not be guaranteed by any person, including but not limited to us, any Agent, any of our or their affiliates or any other trust. A trust’s obligations under its series of notes will be secured by all of its rights, title and interest in a funding agreement issued by us and other rights and assets included in the applicable collateral held in the trust.

Since we will be the sole obligor under the funding agreement, the trust’s ability to meet its obligations, and your ability to receive payments from the trust, with respect to each applicable series of notes, will be principally dependent upon our ability to perform our obligations under the applicable funding agreement held in the relevant trust. However, you will have no direct contractual rights against us under the funding agreement. Under the terms of the funding agreement, recourse rights to us will belong to the trust, its successors and its permitted assignees. In connection with the offering and sale of a series of notes, the trust will collaterally assign and grant a security interest in the relevant funding agreement for such series of notes to the indenture trustee for the benefit of the holders of such series of notes. Accordingly, contractual recourse to us under such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of the holders of such series of notes, or by the holders of such series of notes by directing the indenture trustee under the limited circumstances described in the accompanying prospectus under “Description of the Notes—Certain Rights of Holders.” See also “Description of the Notes—Nonrecourse Enforcement” in the accompanying prospectus.

However, since we are the depositor and a statutory issuer of the notes, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws with respect to the notes and the applicable funding agreement. The right by such purchasers to proceed against us, with respect to the notes and the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the notes and funding agreement directly to such purchasers.

Interest

Each interest-bearing series of notes will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates (“fixed rate notes”), or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates (“floating rate notes”), in each case as specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. Each trust will make interest payments in respect of its notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be.

Interest on each series of notes will be payable in arrears on each interest payment date (as defined below), to the registered holder at the close of business on the regular interest record date (as defined below) (except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid), and on the maturity date. The first payment of interest on any series of notes originally issued between a regular interest record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular interest record date to the registered holder on the next succeeding regular interest record date, unless otherwise specified in the applicable pricing supplement. The “regular interest record date” shall be the day that is 15 calendar days preceding the applicable interest payment date, whether or not a business day.

Fixed Rate Notes

The applicable pricing supplement will specify the fixed interest rate per annum applicable to each series of fixed rate notes and the frequency with which interest is payable. Interest on each series of fixed rate notes, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the notes were issued.

Quarterly	Fifteenth day of each March, June, September and December, beginning on the first such date following the date the notes were issued.

Semi-annual	Fifteenth day of the two months of each year specified in the applicable pricing supplement, beginning on the first such date following the date the notes were issued.

Annual	Fifteenth day of the month of each year specified in the applicable pricing supplement, beginning on the first such date following the date the notes were issued.

Unless otherwise specified in the applicable pricing supplement, if any interest payment date or the maturity date of a series of fixed rate notes falls on a day that is not a business day, the applicable trust will make the required payment of principal, premium, if any, and/or interest, if any, and any other amounts on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Interest rates that the trust offers on its fixed rate notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered by other trusts concurrently to different investors. Other trusts may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note any other trust has previously issued or as to which any other trust has accepted an offer to purchase.

Floating Rate Notes

As specified in the applicable pricing supplement, interest on each series of floating rate notes will be determined by reference to one or more of the following interest rate basis or interest rate bases:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR;

•	the Federal Funds Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.

The applicable pricing supplement will specify certain terms of the particular series of floating rate notes, including:

•	whether the floating rate notes are:

•	“Floating Rate Notes”;

•	“Floating Rate/Fixed Rate Notes”;

•	“Fixed Rate/Floating Rate Notes”; or

•	“Inverse Floating Rate Notes”;

•	fixed rate commencement date, if applicable;

•	floating rate commencement date, if applicable;

•	fixed interest rate, if applicable;

•	interest rate basis or interest rate bases;

•	initial interest rate, if any;

•	Interest Reset Dates;

•	Interest Payment Dates;

•	Index Maturity;

•	Maximum Interest Rate and/or Minimum Interest Rate, if any;

•	Spread and/or Spread Multiplier; and

•	if one or more of the applicable interest rate bases is LIBOR, the LIBOR Currency and LIBOR Page (as defined under “—LIBOR” below).

The rate derived from the applicable interest rate basis or interest rate bases will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

•	if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined under “—Interest Determination Date” below) immediately preceding that Interest Reset Date; or

•	if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

The “Spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related interest rate basis or interest rate bases applicable to a series of floating rate notes. The “Spread Multiplier” is the percentage specified in the applicable pricing supplement of the related interest rate basis or interest rate bases applicable to a series of floating rate notes by which the interest rate basis or interest rate bases will be multiplied to determine the applicable interest rate. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or interest rate bases will be calculated.

Floating Rate Notes

Unless a series of floating rate notes is designated as a series of Floating Rate/Fixed Rate Notes, a series of Fixed Rate/Floating Rate Notes or a series of Inverse Floating Rate Notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such series of floating rate notes will be a series of Floating Rate Notes and will bear interest at the rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that interest on a series of Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, as specified in the relevant pricing supplement, the rate at which interest on a series of Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate, as specified in the relevant pricing supplement.

Floating Rate/Fixed Rate Notes

If a series of floating rate notes is designated as a series of Floating Rate/Fixed Rate Notes, such series of floating rate notes will bear interest at the rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that interest on a series of Floating Rate/Fixed Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on a series of Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate, as specified in the relevant pricing supplement; and

•	the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

Fixed Rate/Floating Rate Notes

If a series of floating rate notes is designated as a series of Fixed Rate/Floating Rate Notes, such series of floating rate notes will bear interest at the fixed interest rate specified in the applicable pricing supplement; provided, however, that the interest rate in effect commencing on the floating rate commencement date will be a rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that interest on a series of Fixed Rate/Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on a series of Fixed Rate/Floating Rate Notes is payable will be reset as of each Interest Reset Date.

Inverse Floating Rate Notes

If a series of floating rate notes is designated as a series of Inverse Floating Rate Notes, such series of notes will bear interest at the fixed interest rate minus the floating rate determined by reference to the applicable interest rate basis or interest rate bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that interest on a series of Inverse Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on a series of Inverse Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate.

Interest Reset Dates

The applicable pricing supplement will specify the dates on which the rate of interest on a series of floating rate notes will be reset (each, an “Interest Reset Date”), and the period between Interest Reset Dates will be the “Interest Period.” Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of a series of floating rate notes which reset:

•	daily—each business day;

•	weekly—the Wednesday of each week, with the exception of weekly reset series of floating rate notes as to which the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week;

•	monthly—the fifteenth day of each calendar month, with the exception of monthly reset series of floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

•	quarterly—the fifteenth day of March, June, September and December of each year;

•	semi-annually—the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

•	annually—the fifteenth day of the month of each year specified in the applicable pricing supplement;

provided, however, that, with respect to any series of Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the particular fixed rate commencement date; provided, further, that, with respect to any series of Fixed Rate/Floating Rate Notes, the rate of interest thereon will not reset prior to the particular floating rate commencement date.

If any Interest Reset Date for any series of floating rate notes would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that, in the case of a series of floating rate notes as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day.

Interest Determination Dates

Unless otherwise specified in the applicable pricing supplement, the interest rate applicable to a series of floating rate notes for an Interest Period commencing on the related Interest Reset Date will be determined by reference to the applicable interest rate basis as of the particular “Interest Determination Date,” which will be:

•	with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate—the business day immediately preceding the related Interest Reset Date;

•	with respect to the CD Rate and the CMT Rate—the second business day preceding the related Interest Reset Date;

•	with respect to the Eleventh District Cost of Funds Rate—the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Index (as defined under “—Eleventh District Cost of Funds Rate” below);

•	with respect to LIBOR and EURIBOR—the second London Banking Day preceding the related Interest Reset Date; and

•	with respect to the Treasury Rate—the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined under “—Treasury Rate” below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

Unless otherwise specified in the applicable pricing supplement, the Interest Determination Date pertaining to a series of floating rate notes the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable floating rate notes on which each Interest Reset Basis is determinable.

Calculation Dates

The indenture trustee will be the “Calculation Agent” for a series of notes, unless otherwise specified in the applicable pricing supplement. The interest rate applicable to each Interest Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, EURIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a series of floating rate notes, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular series of floating rate notes. The “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

Maximum and Minimum Interest Rates

A series of floating rate notes may also have either or both of the following if specified in the applicable pricing supplement:

•	a maximum numerical limitation, or ceiling, that may accrue during any Interest Period (a “Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, that may accrue during any Interest Period (a “Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may apply to a series of floating rate notes, the interest rate on a series of floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, interest on each series of floating rate notes will be payable on the date(s) as set forth below (each, an “Interest Payment Date” with respect to such series of floating rate notes). Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is 15 calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates will be, in the case of a series of floating rate notes which reset:

•	daily, weekly or monthly—the fifteenth day of each calendar month;

•	quarterly—the fifteenth day of March, June, September and December of each year;

•	semi-annually—the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

•	annually—the fifteenth day of the month of each year specified in the applicable pricing supplement.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any series of floating rate notes would otherwise be a day that is not a business day, such Interest Payment Date will be postponed to the next succeeding business day, except that, in the case of a series of floating rate notes as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding business day. If the maturity date of a series of floating rate notes falls on a day that is not a business day, the trust will make the required payment of principal, premium, if any, and interest, if any, or other amounts on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of United States Dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

With respect to each series of floating rate notes, accrued interest is calculated by multiplying the principal amount of such floating rate notes by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a series of floating rate notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, EURIBOR or

the Prime Rate is an applicable interest rate basis, or by the actual number of days in the year, in the case of a series of floating rate notes as to which the CMT Rate or the Treasury Rate is an applicable interest rate basis. The interest factor for a series of floating rate notes as to which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only the applicable interest rate basis specified in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each interest rate basis in accordance with the following provisions.

CD Rate

“CD Rate” means:

(1) the rate on the particular Interest Determination Date for negotiable United States Dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States Dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States Dollar certificates of deposit in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States Dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

CMT Rate

“CMT Rate” means:

(1) if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 7051”), for the particular Interest Determination Date; or

(b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”; or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the Agents or their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; or

(2) if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”; or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate

“Commercial Paper Rate” means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States Dollar commercial paper in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Period.

Eleventh District Cost of Funds Rate

“Eleventh District Cost of Funds Rate” means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th District” on the display on Moneyline Telerate (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 7058”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date; or

(2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Eleventh District Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date; or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Eleventh District Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

EURIBOR

“EURIBOR” means:

(1) with respect to any Interest Determination Date relating to a series of EURIBOR notes or a series of floating rate notes for which the interest rate is determined with reference to EURIBOR (a “EURIBOR Interest Determination Date”), the rate for deposits in Euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, as the rate appears on Moneyline Telerate or any successor service, on page 248 (or any other page as may replace that specified page on the service) (“Moneyline Telerate Page 248”) as of 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date; or

(2) if such rate does not appear on Moneyline Telerate Page 248, or is not so published by 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date, such rate will be calculated by the Calculation Agent and will be the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major banks in the Euro-zone interbank market to provide the Calculation Agent with its offered quotation for deposits in Euros for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date and in a principal amount not less than the equivalent of $1 million in Euros that is representative for a single transaction in Euro in the market at that time; or

(3) if fewer than two such quotations are so provided, the rate on the applicable EURIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the Euro-zone for loans in Euro to leading European banks, having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of $1 million in Euros that is representative for a single transaction in Euros in the market at that time; or

(4) if the banks so selected by the Calculation Agent are not quoting as mentioned above, EURIBOR will be EURIBOR in effect on the applicable EURIBOR Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Federal Funds Rate

“Federal Funds Rate” means:

(1) the rate on the particular Interest Determination Date for United States Dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 120”); or

(2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States Dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States Dollar federal funds arranged by three leading brokers of United States Dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

(4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

LIBOR

“LIBOR” means:

(1) if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(2) if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents) in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States Dollars.

“LIBOR Page” means either:

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

•	if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Prime Rate

“Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in New York City selected by the Calculation Agent; or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

“Treasury Rate” means:

(1) the rate from the auction held on the Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) or page 57 (or any other page as may replace that page on that service); or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation

Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Period.

Other/Additional Provisions; Addendum

Any provision with respect to a series of notes, including the specification and determination of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the applicable notes, may be modified and/or supplemented as specified under “Other/Additional Terms” on the face thereof or in an addendum relating thereto, if so specified on the face thereof and in each case described in the applicable pricing supplement.

Discount Notes

A trust may issue a series of notes (“Discount Notes”) that has an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% of the stated redemption price at maturity and the number of complete years to the stated maturity date or, in the case of an installment obligation, the weighted average maturity. A series of Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a series of Discount Notes and par is referred to as the “Discount.” In the event of redemption, repayment or acceleration of maturity of a series of Discount Notes, the amount payable to the holders of such series of Discount Notes will be equal to the sum of:

•	the issue price (increased by any accruals of Discount), and, in the event of any redemption of such series of Discount Notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

•	any unpaid interest accrued on such series of Discount Notes to the maturity date.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable series of Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of Discount Notes and an assumption that the maturity of such series of Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a series of Discount Notes (the “Initial Period”) is shorter than the compounding period for such series of Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the

Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain series of Discount Notes may not be treated as having original issue discount within the meaning of such Code, and certain series of notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

In the case of discount notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding, such notes will be designated in their title as “callable” in the relevant pricing supplement.

Amortizing Notes

A trust may issue a series of notes with the amount of principal thereof and interest thereon payable in installments over their terms (“Amortizing Notes”). Unless otherwise specified in the applicable pricing supplement, interest on each series of Amortizing Notes will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to a series of Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of a particular series of Amortizing Notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such series of Amortizing Notes.

Optional Redemption; Optional Repayment; No Sinking Fund

In the case of notes that are not discount notes, if an optional redemption date is specified in the pricing supplement relating to a series of notes, and we have redeemed the related funding agreement in full or in part in accordance with its terms, as applicable, the related trust will redeem the series of notes secured by such funding agreement, in full or in part, as applicable, prior to the stated maturity date of such series of notes. Such redemptions shall be made in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to, but excluding, the date of redemption. The trust must give written notice to the holders of the particular series of notes to be redeemed not more than 75 nor less than 45 calendar days prior to the date of redemption. “Redemption price,” with respect to a series of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the applicable pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a series of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. Notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as “callable” in the relevant pricing supplement. For a discussion of the redemption of Discount Notes, see “—Discount Notes.”

If fewer than all of the notes are to be redeemed, DTC will select the notes to be redeemed not more than 60 calendar days prior to the redemption date by lot or, if the notes are not in book-entry form, the indenture trustee will do so, in its reasonable discretion, by lot or on a pro rata basis in accordance with its customary procedures. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

If an optional repayment right is specified in the pricing supplement relating to a series of notes, such notes may be subject to repayment at the option of the holders of such series of notes on any repayment date specified in the applicable pricing supplement. Exercise of the repayment option under the notes by the holders will also require the trust to exercise a corresponding repayment option under the relevant funding agreement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the notes shall be repayable in whole or in part in increments of $1,000 at the option of the holders thereof at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon, if any, payable to the date of repayment. A holder of any notes of a series exercising its repayment right must submit to the indenture trustee at its corporate trust office, or at such other place or places of which the relevant trust has notified such holder, the notes to be repaid together with the “option to elect repayment” form attached to the notes not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment right by a holder shall be irrevocable. If a holder requests repayment in part only, a new note in principal amount equal to the principal portion of the notes not repaid will be issued.

Only DTC may exercise a repayment option in respect of notes issued in book-entry form. Accordingly, beneficial owners of notes that desire to exercise their repayment option, if any, with respect to all or any portion of such notes, must instruct the participant through which they own their interest to direct DTC to exercise the repayment option on their behalf by delivering the duly completed election form to the indenture trustee as aforesaid. In order to ensure that the election form is received by the indenture trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant’s deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from their customers. Accordingly, a beneficial owner should consult the participant through which it owns its interest in the notes for the participant’s deadline for receiving payment instructions. In addition, at the time such instructions are given, each such beneficial owner will cause such participant to transfer such beneficial owner’s interest in the notes issued in book-entry form, on DTC’s records, to the indenture trustee.

No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement. A trust may issue amortizing notes that pay a level amount in respect of both interest and principal over the life of the notes, if specified in the applicable pricing supplement. See “—Amortizing Notes.”

Purchase of Notes by Us

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us will be surrendered to the indenture trustee for cancellation. Concurrently with the surrender to the indenture trustee of any note, the portion of the funding agreement related to such note will be similarly cancelled.

If applicable, a trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the notes by us.

Withholding Tax and Payment of Additional Amounts

All amounts due in respect of the notes will be made without any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement and a supplemental indenture or the notes, (a) the applicable trust will not pay any additional amounts to holders of any series of notes in respect of any such withholding or deduction, (b) any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the notes of such series and (c) each holder of a note of the applicable series will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder’s interest in the notes as equitably determined by the trust.

If it is specified in the applicable pricing supplement or funding agreement that we have agreed to pay additional amounts to the trust to reflect any required withholding or deduction under the funding agreement and we are required, or based on an opinion of independent legal counsel selected by us a material probability exists that we will be required, to pay additional amounts in respect of such withholding or deduction, pursuant to (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the applicable funding agreement, we will have the right to redeem the affected funding agreement by giving not less than 45 and no more than 75 days prior written notice to the trust and by paying the trust the outstanding principal, and accrued but unpaid interest on, the related funding agreement or such other amount as is specified in the applicable pricing supplement. If we redeem the related funding agreement issued to the trust, the related trust will redeem all of the notes of the applicable series as provided in the indenture.

Final European Union Withholding Tax System

On July 1, 2005, a directive adopted by the European Council of Economics and Finance Ministers regarding the taxation of savings income took effect. The directive provides for the tax authorities of the European Union member states to provide each other with details of payments of interest and similar income made to individuals but permits Austria, Belgium and Luxembourg instead to impose a withholding tax on the payments concerned for a “transitional period” (although it provides that no such withholding tax should be levied where the beneficial owner of the payment authorizes an exchange of information and/or where the beneficial owner presents a certificate from the tax authority of the European Union member state in which the beneficial owner is resident). The directive does not preclude European Union member states from levying other types of withholding tax.

For the avoidance of doubt, unless specified in the applicable pricing supplement that additional amounts will be paid, should any deduction or withholding on account of tax be required to be made, or be made, pursuant to the directive, no additional amounts shall be paid or payable by the trust with respect to its series of notes.

Tax Redemption

If a “tax event” as to the relevant funding agreement occurs, we will have the right to redeem the funding agreement and, upon such redemption, the applicable trust will redeem its series of notes in the same manner described under “—Optional Redemption; Optional Repayment; No Sinking Fund” above. For further discussion of “tax event” redemption, see “Description of the Funding Agreements—Early Redemption for Tax Event” in the accompanying prospectus.

Book-Entry Notes

We have established a depositary arrangement, on behalf of the trusts, with DTC with respect to the book-entry notes, the terms of which are summarized below.

All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred or exchanged except as a whole by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of book-entry notes of a series represented by a global security or securities will not be entitled to receive physical delivery of definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture, a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in a global security represented by book-entry notes.

Each global security representing book-entry notes will be exchangeable for definitive notes having the same terms in a like aggregate principal amount only if:

•	subject to the procedures of DTC, the trust notifies the indenture trustee that the trust wishes in its sole discretion to exchange the global security for definitive notes;

•	an event of default on the notes of that series has occurred and has not been cured and the maturity of such series of notes has been accelerated in accordance with the terms of such notes; or

•	DTC notifies us that it is unwilling or unable to continue as a clearing system for the global securities, or we have become aware that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor clearing system is not appointed by us within 60 calendar days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

If any of these events occurs, the appropriate trust will print and deliver definitive notes. Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.

About the Depositary

The following is based on information furnished by DTC:

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC’s nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of a series of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC’s limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC’s limit and one or more additional global securities representing any remaining principal amount.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Under DTC’s system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC’s records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above.

To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC’s nominee, Cede & Co., or any other name that DTC requests. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC’s records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.

Neither DTC nor Cede & Co. will consent or vote with respect to global securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Each trust will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements. Each trust and the trustee are responsible only for making payments to DTC; DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.

Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes of a series are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.

A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the indenture trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the indenture trustee on DTC’s records.

DTC may discontinue providing its services as securities depository at any time by giving reasonable notice to us or the indenture trustee. If the applicable trust does not obtain a successor securities depository, the applicable trust will print and deliver definitive notes.

A trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If it does so, the applicable trust will print and deliver definitive notes.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We, the trusts and the Agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal, and premium, if any, and interest, if any, on, their foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See “Risk Factors—Risk Factors Relating to the Notes—If the trust issues notes denominated in a foreign currency, those notes are subject to exchange rate and exchange control risks” in the accompanying prospectus.

Payment of Principal, Premium, if Any, and Interest, if Any

Unless otherwise specified in the applicable pricing supplement, a trust is obligated to make payments of principal, and premium, if any, and interest, if any, on, a foreign currency note in the specified currency. Any amounts so payable by the trust in the specified currency will be converted by the exchange rate agent named in the applicable pricing supplement (the “exchange rate agent”) into United States Dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the specified currency.

Any United States Dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in New York City received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by the trust for the purchase by the quoting dealer of the specified currency for United States Dollars for settlement on that payment date in the aggregate amount of the specified currency payable to all registered holders of foreign currency notes scheduled to receive United States Dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of foreign currency notes by deductions from any payments. If three bid quotations are not available, payments will be made in the specified currency.

Registered holders of foreign currency notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, and any other amounts in the specified currency by submitting a written request to the indenture trustee at its corporate trust office in New York City on or prior to the applicable regular record date or at least 15 calendar days prior to the maturity date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the indenture trustee on or prior to a regular record date or at least 15 calendar days prior to the maturity date, as the case may be. Registered holders of foreign currency notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable pricing supplement, if the specified currency is other than United States Dollars, a beneficial owner of a global security which elects to receive payments of principal, premium, if any, and/or interest, if any, and any other amounts in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity date, as the case may be, of its election. The applicable participant must notify the depositary of its election on or prior to the third business day after the applicable record date or at least 12 calendar days prior to the maturity date, as the case may be, and the depositary will notify the indenture trustee of that election on or prior to the fifth business day after the applicable record date or at least ten calendar days prior the maturity date, as the case may be. If complete instructions are received by the participant from the applicable beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the applicable beneficial owner will receive payments in the specified currency.

A trust will make payments of the principal, and premium, if any, and/or interest, if any, and any other amounts on foreign currency notes which are to be made in United States Dollars in the manner specified herein with respect to notes denominated in United States Dollars. See “Description of the Notes—General.” A trust will make payments of interest, if any, on foreign currency notes which are to be made in the specified currency on an Interest Payment Date other than the maturity date by check mailed to the address of the registered holders of their foreign currency notes as they appear in the register, subject to the right to receive these payments by wire transfer of immediately available funds under the circumstances described under “Description of the Notes—General.” A trust will make payments of principal, and premium, if any, and/or interest, if any, and any other amounts on, foreign currency notes which are to be made in the specified currency on the maturity date by wire transfer of immediately available funds to an account with a bank designed at least 15 calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by the trust for this purpose in the Borough of Manhattan, New York City, in time for the indenture trustee to make these payments in accordance with its normal procedures.

Availability of Specified Currency

If the specified currency for foreign currency notes is not available for any required payment of principal, premium, if any, and/or interest, if any, and any other amounts due to the imposition of exchange controls or other circumstances beyond its control, a trust will be entitled to satisfy its obligations to the registered holders of these foreign currency notes by making payments in United States Dollars on the basis of the market exchange rate (as defined below), computed by the exchange rate agent, on the second business day prior to the particular payment or, if the market exchange rate is not then available, on the basis of the most recently available market exchange rate.

The “market exchange rate” for a specified currency other than United States Dollars means the noon dollar buying rate in New York City for cable transfers for the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

All determinations made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

Judgments

Under current New York law, a state court in the State of New York would be required to render a judgment in respect of a foreign currency note in the specified currency, and a judgment in the specified currency would be converted into United States Dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, registered holders of foreign currency notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in United States Dollars and converted by the applicable registered holder into the specified currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

Each trust will indemnify the registered holder of any of its notes against any loss incurred as a result of any judgment or order being given or made for any amount due under the particular note and that judgment or order requiring payment in a currency (the “judgment currency”) other than the specified currency, and as a result of any variation between:

•	the rate of exchange at which the specified currency amount is converted into the judgment currency for the purpose of that judgment or order; and

•	the rate of exchange at which the registered holder, on the date of payment of that judgment or order, is able to purchase the specified currency with the amount of the judgment currency actually received.

DESCRIPTION OF THE FUNDING AGREEMENTS

Each trust will use the net proceeds from the issuance of a series of notes to the public and the issuance of the trust beneficial interest to the trust beneficial owner to purchase a funding agreement from us. The funding agreement will have payment and other terms substantially similar to those of the related series of notes. The funding agreement may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under “Description of the Notes.” For any funding agreement other than an amortizing funding agreement, an amount equal to the funding agreement deposit plus accrued but unpaid interest, if any, and accrued discount, if any (in the case of a discount funding agreement) will be payable on its stated maturity date, as specified in the applicable pricing supplement. We may issue an amortizing funding agreement that pays an amount in respect of both interest and deposit amount over the life of the funding agreement, if specified in the applicable pricing supplement.

The pricing supplement relating to a series of notes will describe the following pricing terms of the related funding agreement:

•	the deposit amount and the specified currency for the funding agreement;

•	whether the funding agreement:

(1) is a fixed rate funding agreement;

(2) is a floating rate funding agreement;

(3) is an amortizing funding agreement, meaning that a portion or all of the deposit amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula; and/or

(4) is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date;

•	the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount or face amount;

•	the effective date on which the funding agreement will be issued;

•	the stated maturity date or any extensions thereof;

•	if the funding agreement is a fixed rate funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment date frequency;

•	if the funding agreement is a floating rate funding agreement, relevant terms such as:

(1) the interest rate basis;

(2) the initial interest rate;

(3) the interest period or the interest reset dates;

(4) the interest payment dates;

(5) the index maturity;

(6) any maximum interest rate;

(7) any minimum interest rate;

(8) the spread and/or spread multiplier; and

(9) any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread and/or spread multiplier may be changed prior to stated maturity;

•	if the funding agreement is an amortizing funding agreement, the terms for repayment prior to the stated maturity;

•	whether the funding agreement may be redeemed by us, or repaid at the option of the trust, prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant series of notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related series of notes; and

•	any other terms of the funding agreement.

For a more detailed discussion of the funding agreements, see “Description of the Funding Agreements” in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who are Holders (as defined below), purchase the notes at their issue price (determined as set forth below) and hold the notes as capital assets within the meaning of section 1221 of the Code. The statements set forth in the following discussion, to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, represent the opinion of Sidley Austin Brown & Wood LLP, our special United States income tax counsel. This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under United States federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, certain former citizens or residents of the United States, persons who hold the notes as part of a “straddle,” “hedging,” “conversion” or other integrated transaction, persons who mark their securities to market for United States federal income tax purposes or persons whose functional currency is not the U.S. Dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or the effect of the United States federal alternative minimum tax. Accordingly, prospective purchasers are advised to consult their own tax advisers with respect to their individual circumstances.

This discussion is based on the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

For purposes of the following discussion, the term “U.S. Holder” means a beneficial owner of a note who or which is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust treated as a United States person under section 7701(a)(30) of the Code. The term “Non-U.S. Holder” means a beneficial owner of a note other than a U.S. Holder or an entity treated as a domestic or foreign partnership. For purposes of this discussion, U.S. Holders and Non-U.S. Holders shall be referred to collectively as “Holders.”

Special rules, not discussed in this document, may apply to persons purchasing notes through entities treated for U.S. federal income tax purposes as partnerships, and those persons should consult their own tax advisors in that regard.

Classification of the Notes and the Trust

We intend to take the position, for United States federal income tax purposes, that each trust will be ignored and that the notes will be treated as representing our indebtedness (the “Intended Tax Characterization”). Each Holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest), agrees to treat the trust with respect to which the note was issued and the note consistently with the Intended Tax Characterization.

Notwithstanding the Intended Tax Characterization, it is possible that a trust could be viewed as a separate entity for United States federal income tax purposes. Sidley Austin Brown & Wood LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. Accordingly, whether the Intended Tax Characterization is respected or not, each trust will not be treated as a taxable entity for United States federal income tax purposes. If a trust is viewed as a separate entity rather than ignored, each Holder of a note (or any beneficial interest therein) agrees to treat the trust as a grantor trust and the notes as undivided ownership interests in such trust. If this were the case, a U.S. Holder would be required to include in income, consistent with its method of accounting, its pro rata share of any amounts paid to the relevant trust to satisfy expenses and would be entitled to deduct, consistent with its method of accounting, its pro rata share of any such expenses as provided in sections 162 and 212 of the Code. If the U.S. Holder is an individual, trust or estate, or to the extent the U.S. Holder’s income is reportable on the income tax return of an individual, trust or estate, the deduction for such person’s share of such expenses will be allowed only to the extent that all of such person’s miscellaneous itemized deductions, including such person’s share of the relevant trust’s expenses, exceed two percent of such person’s adjusted gross income. In addition, an individual’s itemized deductions may be subject to other limitations. Accordingly, U.S. Holders who are individuals, or whose income is reported in whole or in part on the income tax return of a United States citizen or resident, should consult their tax advisers with respect to such deductions.

The remainder of this summary assumes that the Intended Tax Characterization is correct.

U.S. Holders

Interest and Original Issue Discount

Each U.S. Holder of a note will include in income payments of qualified stated interest (as described below) in respect of such note, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of the related series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the stated redemption price at maturity (as described below) of such note by an amount equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such note with original issue discount (“OID”). In general, the de minimis amount is equal to  1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date of such note or, in the case of an installment obligation, the weighted average maturity. If a U.S. Holder acquires a note with OID, then, regardless of such U.S. Holder’s method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on the notes. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of notes) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note.

“Stated redemption price at maturity” means the sum of all payments to be made on a note other than payments of qualified stated interest. “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate or, in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a note is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, special rules apply that are not discussed in this document.

In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.

A “variable rate debt instrument” is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the note).

An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer’s stock. A “qualified inverse floating rate” is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus supplement, no other rates have been designated.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a “contingent payment debt instrument.” A note that is a contingent payment debt instrument is generally taxable as follows:

First, we are required to determine, as of the issue date, the comparable yield for the note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the note), but not less than the applicable federal rate announced monthly by the IRS (the “AFR”). In certain cases where a floating rate note is marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. federal tax liability, the comparable yield for the note without proper evidence to the contrary, is presumed to be the AFR.

Second, we are required to construct a projected schedule of payments (the “Schedule”). The Schedule is determined as of the issue date and generally remains in place throughout the term of the note. The Schedule includes each noncontingent payment and a projected payment for each contingent payment. The Schedule must produce the comparable yield determined as set forth above.

Third, under the usual rules applicable to OID and based on the comparable yield, each U.S. Holder will be required to accrue its pro rata share of OID on a constant yield basis and include such accrual in gross income.

Fourth, appropriate adjustments are made to the OID determined under the foregoing rules to account for any differences between actual contingent payments and the projected payments on the Schedule.

Differences between the actual contingent payments made to a U.S. holder in such U.S. Holder’s taxable year and the projected payments for such taxable year are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in OID for such year and thereafter, subject to certain limitations, as ordinary loss. We are required to provide to each holder of its notes, a copy of the schedule described above. Our determination of the Schedule must be used by a U.S. Holder unless the schedule is unreasonable and such U.S. Holder discloses to the IRS that it is using a different schedule. In general, any gain realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note that is a contingent payment debt instrument prior to the time no contingent payments remain, is treated as interest income. In general, any loss on such a note is treated as ordinary loss to the extent it does not exceed such U.S. Holder’s prior interest inclusions on the note (net of negative adjustments). The above described treatment of contingent payment debt instruments assumes that the instrument is treated as debt for U.S. federal tax purposes.

Premium

If the amount paid by a U.S. Holder for a note exceeds the stated redemption price at maturity of the note, the U.S. Holder generally will be considered to have purchased the note at a premium equal in amount to such excess. In this event, the U.S. Holder may elect to amortize such premium, generally on a constant-yield basis, as an offset to interest income. In the case of a note that may be redeemed prior to maturity, the premium is calculated assuming the trust and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder’s yield. It is unclear how premium is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Notes

Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to Short-Term Notes will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method of accounting and certain other Holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Retirement or Other Disposition of Notes

In general, a U.S. Holder of a note will have a tax basis in the note equal to the cost of the note to the U.S. Holder, increased by any amount includible in income by the U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest. Upon a sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary income if not previously included in income) and the U.S. Holder’s tax basis in such note. Subject to the rules described below under “Foreign Currency Notes,” such gain or loss will be long-term capital gain or loss if the U.S. Holder will have held the note for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. Holder to offset capital losses against ordinary income is limited.

Foreign Currency Notes

The following discussion generally describes special rules that apply, in addition to the rules described above, to notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. Dollar (“Foreign Currency Notes”). The amount of qualified stated interest paid with respect to a Foreign Currency Note that is includible in income by a U.S. Holder that uses the cash method of accounting for United States federal income tax purposes is the U.S. Dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest paid to a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID from a Short-Term Note that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. Dollar value of the amount of such interest income or OID that accrued during the accrual period. The U.S. Dollar value of such accrued interest income or OID is generally determined by translating such income at the average rate of exchange for the accrual period or, at the U.S. Holder’s election, at the spot rate of exchange on the last day of the accrual period. The U.S. Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID for the relevant accrual period and the exchange rate on the date such interest or OID is actually or constructively received.

The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Note generally will be the U.S. Dollar value of the payment received, determined on the date of disposition of such note (using the spot rate on such date). Gain (or loss) that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss) will be recognized only to the extent of the total gain (or loss) realized by the U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Note. Any gain (or loss) realized by a U.S. Holder in excess of such foreign currency gain (or loss) generally will be capital gain (or loss).

Non-U.S. Holders

Subject to the discussion below concerning backup withholding, the following is a discussion of United States federal income tax considerations generally applicable to Non-U.S. Holders:

(a) payments of principal and interest (including OID) with respect to a note held by or for a Non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that, in the case of interest, (i) such interest is not received by a bank on an extension of credit made pursuant to a loan agreement entered in the ordinary course of its trade or business, (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all of our classes of stock entitled to vote, (iii) such Non-U.S. Holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership, (iv) such interest is not contingent interest described in section 871(h)(4)(A) of the Code and (v) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such Non-U.S. Holder; and

(b) a Non-U.S. Holder will generally not be subject to United States federal income tax on gain realized on the sale, exchange, retirement or other disposition of a note, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct, by such Non-U.S. Holder, of a trade or business in the United States (and, under certain income tax treaties, is attributable to a permanent establishment).

Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding of United States federal income tax described in paragraph (a) above, either the Non-U.S. Holder or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) and that is holding the note on behalf of such Non-U.S. Holder must file a statement with the withholding agent to the effect that the Non-U.S. Holder is not a United States person. Such requirement will be fulfilled if the Non-U.S. Holder certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address, or any Financial Institution holding the note on behalf of the Non-U.S. Holder files a statement with the withholding agent to the effect that it has received such a statement from the Non-U.S. Holder (and furnishes the withholding agent with a copy thereof). In addition, in the case of notes held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foreign intermediary or partnership, as the case may be, generally must provide a properly executed IRS Form W-8IMY (or successor form) and attach thereto an appropriate certification by each foreign beneficial owner or United States payee.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if amounts treated as interest for United States federal income tax purposes on a note or gain realized on the sale, exchange, retirement or other disposition of a note are effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding of federal income tax described in paragraph (a) above, will generally be subject to regular United States federal income tax on such effectively connected income in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or successor form) to the withholding agent in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

If a Non-U.S. Holder is not eligible for relief under one of the exceptions described above, it may nonetheless qualify for an exemption from, or reduced tax rate of, United States withholding tax under an income tax treaty. In general, this exemption or reduced rate of tax applies only if the Holder provides a properly completed IRS form W-8BEN claiming benefits under an applicable treaty.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9 (or successor form). In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments on, or from the sale, exchange, retirement or other disposition of, a note if a statement referred to in clause (a)(v) of the first paragraph in “Non-U.S. Holders” above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. Withholding agents must nevertheless report to the IRS and to each Non-U.S. Holder the amount of interest (including OID) paid with respect to the notes held by each Non-U.S. Holder and the rate of withholding (if any) applicable to each Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner’s United States federal income tax liability provided the required information is furnished to the IRS.

Opinion Regarding Tax Matters

Prior to the issuance of any notes, we will file with a Current Report on Form 8-K, an unqualified opinion of legal counsel regarding the tax treatment of such notes.

PLAN OF DISTRIBUTION

This prospectus supplement relates to (i) the offering of notes by separate trusts from time to time for sale to or through Morgan Stanley & Co. Incorporated; Morgan Stanley & Co. International Limited; Banc of America Securities LLC; Banc of America Securities Limited; Bear, Stearns & Co. Inc.; Bear, Stearns International Limited; Citigroup Global Markets Inc.; Citigroup Global Markets Limited; Credit Suisse First Boston LLC; Credit Suisse First Boston (Europe) Limited; Deutsche Bank Securities Inc.; Deutsche Bank AG, London Branch; Goldman, Sachs & Co.; Goldman Sachs International; HSBC Securities (USA) Inc.; HSBC Bank plc; Lehman Brothers Inc.; Lehman Brothers International (Europe); Merrill Lynch, Pierce, Fenner & Smith Incorporated; Merrill Lynch International; UBS Securities LLC; and UBS Limited (collectively, the “Agents”) pursuant to a distribution agreement (the “Distribution Agreement”) among the applicable trust, us and the Agents and (ii) the underlying funding agreements. From time to time, we may also appoint one or more other broker-dealers to act as an Agent under this secured medium-term notes program pursuant to the terms of the Distribution Agreement and such Agent will be specified in the applicable pricing supplement. In addition, under the terms of the Distribution Agreement, one or more separate trusts may also sell notes to or through LaSalle Financial Services, Inc., and the other agents and co-agents specified therein, primarily to retail investors under our Genworth DirectNotesSM program. The Agents, individually or in a syndicate, may purchase notes, as principal, from separate trusts from time to time for resale to investors and other purchasers at a fixed offering price or at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent. However, the applicable trust may agree with an Agent for that Agent to utilize its reasonable efforts on an agency basis on its behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. In all such cases, a single trust may only issue notes of a single series on the initial date of sale of such notes. No additional notes may thereafter be issued by that trust. Unless otherwise specified in the applicable pricing supplement, the applicable trust will pay a commission to an Agent, ranging from 0.150% to 0.875% of the principal amount of each note, depending upon its stated maturity, sold through that Agent as its agent. The notes may be sold to United States and foreign institutional and other investors.

Subject to the terms of the Distribution Agreement, concurrently with any offering of notes as described in this prospectus supplement by the applicable trust, a separate trust may issue other notes under this program primarily to institutional investors, under our Genworth DirectNotesSM program primarily to retail investors or otherwise under the accompanying prospectus.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us. Each trust will collaterally assign and grant a security interest in the applicable funding agreement in favor of the indenture trustee for the benefit of the holders of notes issued by such trust.

Unless otherwise specified in the applicable pricing supplement, any note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An Agent may sell notes it has purchased from the applicable trust as principal to certain dealers at a concession. Unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not, during the distribution of the notes, be in excess of the concession the Agent will receive from the applicable trust. After the initial offering of notes, the offering price (in the case of notes to be sold on a fixed offering price basis), the concession and any reallowance may be changed.

The applicable trust reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in the specified currency in New York City on the date of settlement.

Upon issuance, the notes will not have an established trading market. The notes may not be listed on any securities exchange. The Agents may from time to time purchase and sell notes in the secondary market, but the Agents are not obligated to do so. There can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those Agents create a short position in notes (i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement), they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

None of us, any trust or any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, none of us, any trust or any Agent makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Agents are underwriters within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed and the funding agreement purchased by the trust. We have agreed to indemnify the Agents and the other agents and co-agents specified in the Distribution Agreement against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents, other agents and co-agents may be required to make in respect thereof.

With respect to any series of notes as to which affiliates of the indenture trustee will serve as an Agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee, instead of the indenture trustee.

We are a statutory issuer of the notes under the Securities Act of 1933, as amended. In addition, under the Securities Act of 1933, as amended, each trust is a statutory underwriter of the funding agreement purchased with the proceeds from the issuance of such trust’s notes.

In the ordinary course of business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

PROSPECTUS

$5,000,000,000

GE Life and Annuity Assurance Company

Secured Medium-Term Notes

Due Between Nine Months and Thirty Years From the Date of Issue

Issued Through

Genworth Global Funding Trusts

Secured by Funding Agreements Issued by

GE Life and Annuity Assurance Company

We are GE Life and Annuity Assurance Company, referred to as “GELAAC,” “we,” “us” and “our”, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia, the sponsor of this program and the depositor of the funding agreements described below. We are a wholly owned indirect subsidiary of Genworth Financial, Inc. Genworth Financial, Inc. is not an obligor or guarantor of the notes or the funding agreements. This prospectus relates to the offering, from time to time, through newly established separate and distinct trusts described below, to institutional and retail investors, of one or more series of secured medium-term notes, which we refer to in this prospectus as “notes,” in an aggregate principal amount of up to $5,000,000,000 or the equivalent amount in one or more foreign or composite currencies.

The applicable trust will use the net proceeds from the offering of the applicable series of notes to purchase a funding agreement sold to, and deposited into, the applicable trust by us. Each trust will exist for the exclusive purpose of issuing and selling one series of notes to investors, using the net proceeds from the sale of that series of notes to acquire a funding agreement from us, collaterally assigning and granting a security interest in the applicable funding agreement in favor of the indenture trustee, and engaging in other activities necessary or incidental thereto. The notes may be offered to institutional or retail investors.

Notes offered to institutional investors will be offered under the prospectus supplement to this prospectus relating to our secured medium-term notes program. These notes will:

•	be issued in only one class;

•	provide for payment in U.S. Dollars or one or more foreign currencies;

•	bear interest at fixed or floating rates, or bear no interest at all;

•	pay interest on each series of notes on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have a stated maturity of between 9 months and 30 years from the date of issue; and
•	have redemption and/or repayment provisions.

Notes offered to retail investors will be offered under the prospectus supplement to this prospectus relating to the Genworth DirectNotesSM program. These notes will:

•	be issued in only one class;

•	provide for payment in U.S. Dollars;

•	bear interest at fixed or floating rates, or bear no interest at all;

•	pay interest on each series of notes on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have a stated maturity of between 9 months and 30 years from the date of issue; and

•	have redemption and/or repayment provisions.

We will provide the specific terms of an offering of notes and the underlying funding agreement in an accompanying prospectus supplement and pricing supplement, including how a particular offering of notes will be made and whether the notes of any series will be listed on a securities exchange.

Our principal executive offices are located at 6610 West Broad Street, Richmond Virginia 23230 and our telephone number is (804) 281-6000.

See “ Risk Factors” beginning on page 3 for a discussion of certain risks that should be considered in connection with an investment in the notes.

None of the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or determined if this prospectus, any prospectus supplement or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2005

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, notes may be offered, from time to time, through newly established separate and distinct trusts, up to a total amount of $5,000,000,000 in aggregate principal amount or the equivalent principal amount in one or more foreign or composite currencies. This prospectus provides you with a general description of the notes offered through trusts, and the underlying funding agreements. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes and the underlying funding agreement. Each time notes are offered through a trust, we may also provide a pricing supplement to this prospectus and the applicable prospectus supplement that will contain specific information about the terms of the offering. The applicable pricing supplement may also add to, update, supplement or clarify the information contained in this prospectus and applicable prospectus supplement and, accordingly, before you agree to purchase any notes, you should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the information described under the heading “Incorporation of Certain Documents by Reference” on page 12.

In this prospectus, references to “GELAAC,” “we,” “us” and “our” are to GE Life and Annuity Assurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia, and references to a “trust” are to the applicable separate and distinct special purpose common law trust, formed in a jurisdiction located in the United States of America, which actually issues the applicable series of notes. In this prospectus, we refer to each series of secured medium-term notes or Genworth DirectNotesSM as a “series of notes” and to secured medium-term notes or Genworth DirectNotesSM in general as “notes.”

In this prospectus, references to “U.S. Dollars” or “$” are to lawful currency of the United States of America.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the applicable pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell the notes in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement and the applicable pricing supplement is accurate as of any date other than the date on the front of such document.

For more detail on the terms of the notes, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus is a part.

PROSPECTUS

RISK FACTORS

Your investment in the notes will involve certain risks. This prospectus and the accompanying prospectus supplement contain or incorporate by reference all of the risks that we believe are material to an investment in the notes.

In consultation with your own financial, accounting and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and the applicable pricing supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.

Because the applicable trust will rely on the payments that the trust receives on the funding agreement (as defined under “—Risk Factors Relating to Each Trust—Each trust has limited resources and therefore each trust’s ability to make timely payments with respect to its series of notes will depend on our making payments under the related funding agreement”) to fund all payments on the related notes, you are making an investment decision regarding the funding agreement as well as the related notes. You should carefully review the information in this prospectus, the accompanying prospectus supplement and the related pricing supplement about the notes and the funding agreement.

Risk Factors Relating to Each Trust

Each trust has limited resources and therefore each trust’s ability to make timely payments with respect to its series of notes will depend on our making payments under the related funding agreement

The principal asset of each trust will be a funding agreement (a “funding agreement”) issued by us. Although the trust will purchase the funding agreement relating to a particular series of notes, the trust will grant a security interest in and collaterally assign the funding agreement to the indenture trustee (as defined under “Description of the Notes”) for the benefit of the holders of its notes to secure the trust’s obligations under that series of notes. Accordingly, each series of notes will be secured by the trust’s right, title and interest in and to the applicable funding agreement, together with all of the proceeds in respect of, and all amounts and instruments on deposit from time to time in the relevant collection account and all of the books and records pertaining to, such funding agreement, which we collectively refer to in this prospectus as the “collateral”. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable against only the assets held in such trust and not against the assets of any other trust or us. No series of notes will have any right to receive payments from the collateral related to any other series of notes issued by another trust or from our assets or the assets of any of our affiliates.

The ability to receive payments on a series of notes will principally depend on payments under each related funding agreement. Accordingly, the applicable trust will only be able to make timely payments with respect to a series of notes if we have made all required payments under the funding agreement securing the related series of notes. See “—Risk Factor Relating to the Collateral” below in this prospectus.

The notes are the obligations of the applicable trust only and are not obligations of or guaranteed by us or any of our affiliates

The notes will not be obligations of and will not be guaranteed by us or any of our affiliates. Except for our payment obligations under the funding agreement and the expense and indemnity agreements, none of us, The Bank of New York, as trustee (the “trustee”), or GSS Holdings II, Inc., as trust beneficial owner (the “trust beneficial owner”), is under any obligation to provide funds or capital to the trust. In addition, the notes will not benefit from any insurance guarantee fund coverage or any similar protection. Each trust has no net worth as of the date of this prospectus, and the net worth of each trust will be approximately $15 at inception, unless otherwise specified in the applicable pricing supplement. The net worth of each trust is not expected to increase materially.

Each trust has no prior operating history

Each trust exists solely to:

•	issue and sell, from time to time, one series of notes to investors;

•	use the net proceeds from the sale of its series of notes to acquire a funding agreement from us;

•	collaterally assign and grant a security interest in the applicable funding agreement in favor of the indenture trustee; and

•	engage in other activities necessary or incidental thereto.

Each trust has no prior operating history.

Risk Factors Relating to the Notes

The notes are non-recourse obligations of the applicable trust and your claims as a holder of a series of notes are limited to the amount of the applicable collateral

The notes of a series are payable only from the collateral held as security for notes of a series by the relevant trust. If any event of default occurs under any series of notes, the rights of the holders of the series of notes and the indenture trustee, acting on behalf of such holders, will be limited to a proceeding against the applicable collateral. None of the holders of the affected notes or the indenture trustee, acting on behalf of such holders, will have the right to proceed against the collateral related to any other series of notes issued by another trust. Furthermore, no holder or the indenture trustee, acting on behalf of such holder, will have the ability to proceed against any of us, our officers, directors, affiliates, employees or agents or any of the applicable trust’s trustees, beneficial owner or agents, or any of their respective officers, directors, affiliates, employees or agents except with respect to enforcing obligations under the funding agreement against us or enforcing their rights under the U.S. federal and state securities laws against us. All claims of the holders of a series of notes in excess of amounts received from the related collateral will be extinguished.

Noteholders will not have any direct contractual rights against us under the applicable funding agreement

The funding agreement issued by us to the applicable trust will be a contractual obligation between us and that trust. Once that trust collaterally assigns and grants a security interest in all of its rights, title and interest in the funding agreement to the indenture trustee for the benefit of the holders of the related series of notes to secure that trust’s obligations under such series of notes, the indenture trustee will be the only party with contractual recourse rights against us under the funding agreement. Subject to certain conditions in the indenture (as defined under “Description of the Notes”), however, holders of the applicable series of notes representing a majority in aggregate principal amount of the outstanding notes of such series have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the indenture trustee in respect of such series of notes, including with respect to the related funding agreement. See “Description of the Notes—Nonrecourse Enforcement.” However, since we are the depositor and a statutory issuer of the notes, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws with respect to the notes and the applicable funding agreement. The right by such purchasers to proceed against us, with respect to the notes and the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the notes and funding agreement directly to such purchasers.

An event of default under the notes may not constitute an “event of default” under the applicable funding agreement

In certain circumstances an event of default under a series of notes may not constitute an event of default under the applicable funding agreement. However, since we are the depositor and a statutory issuer of the notes, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws with respect to the notes and the applicable funding agreement. The right by such purchasers to proceed against us, with respect to the notes and the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the notes and funding agreement directly to such purchasers.

To the extent that:

•	the trust fails to observe or perform in any material respect any covenant contained in the indenture or its series of notes;

•	the indenture ceases to be in full force and effect or the indenture trustee’s security interest in the collateral is successfully challenged or is determined to be defective; or

•	the trust or the collateral is subject to certain actions under applicable bankruptcy, insolvency or other similar laws or any receivership, liquidation, dissolution or other similar action or the trust is unable to pay its debts;

it is possible that the trust’s obligations under its series of notes may be accelerated while our obligations under the funding agreement may not be similarly accelerated. If this occurs, scheduled payments under the funding agreement would not be accelerated and the indenture trustee may have no or limited ability to proceed against the funding agreement, and holders of the trust’s notes may not be paid in full or in a timely manner upon such acceleration. See “Description of the Notes—Events of Default” and “Description of the Funding Agreements” in this prospectus and “Risk Factors Relating to the Notes—Ratings of our programs and any rated series of notes may not reflect all risks of an investment in the notes and may change in accordance with our financial strength rating”.

As a result of withholding, payments under the funding agreement may be insufficient to pay principal and interest under the notes

Payments of the principal of and interest on a series of notes will be made solely from the payments the trust receives under the funding agreement. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we will not pay any additional amounts in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority, and each holder of a note of the related series will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder’s interest in the notes, as equitably determined by the trust. Under this circumstance, the trust will not actually pay, or cause to be paid, to such holder and such holder will not actually receive all of the amounts which would have been receivable by such holder in the absence of such taxes, duties, levies, assessments or other governmental charges. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the related series of notes Accordingly, unless otherwise specified in the applicable prospectus supplement or pricing supplement, the risk of any such withholding or deduction imposed or levied on payments in respect of a series of notes or the related funding agreement, whether or not as a result of a change in law or otherwise, will be borne by the holders of such series of notes.

The notes could be deemed to be contracts of insurance or participations in the related funding agreement which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes

The laws and regulations of the 50 states of the United States and the District of Columbia (the “covered jurisdictions”) contain broad definitions of the activities that may constitute the business of insurance or the distribution of insurance products. Because the primary asset of the relevant trust will be a funding agreement issued by us, it is possible that insurance regulators in one or more jurisdictions could take the position that (i) the issuance of notes by the relevant trust constitutes the indirect issuance of a funding agreement or other insurance product and (ii) the distribution, transfer, sale, resale or assignment of the notes constitutes the production or sale of a funding agreement or other insurance product. If such a position were to be taken in any covered jurisdiction, the underlying activity and the person conducting such activity (including the relevant trust, us, any underwriter, dealer or agent, an investor or any other person) could become subject to regulation under the insurance laws of one or more of the covered jurisdictions, which could, among other effects, require such persons to be subject to regulatory licensure or other qualification and levels of compliance that cannot practically be achieved. Failure to comply with such requirements could subject such persons to regulatory penalties. In addition, any such failure to comply or the threat of any such regulation could reduce liquidity with respect to the notes, prevent an investor from transferring notes and reduce the marketability and market value of the notes. Therefore, any such regulation or threat of such regulation by any one or more covered jurisdictions could result in an investor being unable to liquidate its investment in the notes or, upon any such liquidation, receiving a value significantly less than the initial investment in the notes.

Based upon the advice of Sidley Austin Brown & Wood LLP, we believe that (1) the notes should not be subject to regulation as participations in the funding agreements themselves or otherwise constitute insurance contracts under the insurance laws of the covered jurisdictions and (2) the notes should not subject any trust, any investor or any person who acquires the notes directly or indirectly from such investor and/or person engaged in the sale, solicitation or negotiation or purchasing of the notes in the covered jurisdictions to regulation as doing an insurance business or engaging in the sale, solicitation or negotiation of insurance, as contemplated by the insurance laws of the covered jurisdictions by virtue of their activities in connection with the purchase, resale and/or assignment of the notes. This advice is based on oral or written guidance from the staff of the insurance regulators or local counsel in all of the covered jurisdictions. This guidance was provided based in whole or in part on certain factual information provided to such regulators and counsel containing a general description of a prototype funding agreement-backed note issuance program similar to ours but were not specifically based on our program or the notes. There are, however, wide variations in the insurance laws of the covered jurisdictions, subtle nuances in their application and a general absence of any consistent pattern of interpretation or enforcement. Insurance regulatory authorities have broad discretionary powers in administering the insurance laws, including the authority to modify or withdraw a regulatory interpretation, impose new rules and take a position contrary to ours. In addition, state courts are not bound by any regulatory interpretations and could take a position contrary to ours. Consequently, there can be no assurance that the purchase, resale or assignment of the notes will not subject the parties to such transaction to regulation or enforcement proceedings under the insurance laws of one or more covered jurisdictions.

Any survivor’s option may be subject to certain limitations

Under our program targeted to retail investors, we have the discretionary right to limit the aggregate principal amount of:

•	all funding agreements securing all outstanding series of notes issued under our program targeted to retail investors as to which exercises of any put option by any trust shall be accepted by us in any calendar year to an amount equal to the greater of $1,000,000 or 1% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under our program targeted to retail investors as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement;

•	the funding agreements securing the notes as to which exercises of any put option by one or more applicable trusts attributable to notes of any individual deceased beneficial owner in any calendar year to $250,000 or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement; and

•	the funding agreement securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year to an amount as set forth in the applicable funding agreement and the applicable pricing supplement.

A trust that purchases a funding agreement from us subject to such limits shall be required to similarly limit the aggregate principal amount of notes as to which exercises of the survivor’s option shall be accepted by the trust. Accordingly, no assurance can be given that the exercise of the survivor’s option for a desired amount will be accepted as to any series of notes or in any single calendar year.

Redemption may adversely affect your return on the notes

If the funding agreement related to your notes is redeemable at our option, including our right to redeem such funding agreement if we are, or a material probability exists that we will be, if specified in the circumstances set forth in the relevant pricing supplement, required to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes such funding agreement secures, by or on behalf of any governmental authority, or upon the occurrence of a “tax event” (as defined under “Description of the Funding Agreements—Early Redemption for Tax Event”), the trust will redeem your notes if we choose to redeem the related funding agreement. Notes that may be redeemed at the option of the trust at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as “callable” in the relevant pricing supplement. Prevailing interest rates at the time the trust redeems your notes may be lower than the rate borne by the notes as of their original issue date. In such a case, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes.

There may not be any trading market for your notes and many factors affect the trading and market value of your notes

Upon issuance, a series of notes will not have an established trading market. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to the trust’s and our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•	the complexity and volatility of the formula applicable to the interest rate borne by your notes;

•	the method of calculating the principal, premium and interest in respect of your notes;

•	the time remaining to the maturity of your notes;

•	the outstanding amount of the applicable series of notes;

•	any redemption or repayment features of your notes;

•	the amount of other debt securities linked to the formula applicable to your notes; and

•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks associated with your notes.

If a trust issues notes denominated in a foreign currency, those notes are subject to exchange rate and exchange control risks

If you invest in notes that are denominated and/or payable in a currency other than U.S. Dollars, which we refer to in this prospectus and the accompanying prospectus supplement as “foreign currency notes,” you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. Dollars. The risks include but are not limited to:

•	the possibility of significant market changes in rates of exchange between U.S. Dollars and the specified currency;

•	the possibility of significant changes in rates of exchange between U.S. Dollars and the specified currency resulting from official redenomination relating to the specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

The existence, magnitude and longevity of these risks generally depend on factors over which none of us or the trust has any control and which cannot be readily foreseen, such as:

•	economic events;

•	political and regulatory events; and

•	financial events, such as the supply of, and demand for, the relevant currencies.

Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease (1) in the U.S. Dollar equivalent yield of your foreign currency notes, (2) in the U.S. Dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and (3) generally in the U.S. Dollar equivalent market value of your foreign currency notes.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. Dollars at the time of payment of principal, any premium or interest on a foreign currency note. Governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium or interest denominated in any such specified currency.

Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on a funding agreement are due because of circumstances beyond our control. In this event, we will make required payments in U.S. Dollars on the basis described in the accompanying prospectus supplement or the applicable pricing supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. Dollars.

The information set forth in this prospectus and the accompanying prospectus supplement is directed to prospective purchasers of notes who are United States residents. GELAAC and each trust disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal of, or premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

Ratings of our programs and any rated series of notes may not reflect all risks of an investment in the notes and may change in accordance with our financial strength rating

In the event that the programs generally or a specific series of notes is rated by a rating agency, the ratings of the programs or such notes will primarily reflect our financial strength and will change in accordance with our financial strength rating and with any change in the priority status of funding agreement obligations under Virginia law. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings do not comment as to the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of our secured medium-term notes program and our program targeted to retail investors and any rated series of notes issued under these programs may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

An increase in market interest rates could result in a decrease in the value of any notes bearing interest at a fixed rate

If market interest rates increase above the interest rate of fixed rate notes, then fixed rate notes generally decline in value because debt instruments of the same face value priced at market interest rates will yield higher income. Consequently, if you purchase fixed rate notes and market interest rates increase above the fixed interest rate on the notes you have purchased, the market value of your notes may decline. We cannot give any assurance regarding the future level of market interest rates.

If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of these notes may be less than the principal amount (i.e., par) of the notes plus accrued but unpaid interest and premium, if any

If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of these notes may be less than the principal amount thereof plus accrued and unpaid interest. The amount payable will be determined by the formula set forth in the applicable prospectus supplement or pricing supplement.

Risk Factor Relating to the Collateral

The funding agreements are our unsecured obligations. If the funding agreements were not accorded clause (ii) priority, they would be accorded the same priority in our insolvency as our other general unsecured obligations

The funding agreements are our unsecured obligations and, pursuant to Section 38.2-1509 of the Virginia Insurance Code (the “Insurance Code”), in the event of our impairment or insolvency, the Virginia State Corporation Commission Bureau of Insurance will be authorized and required to disburse our assets. The disbursement of assets shall be in accordance with the priorities set forth in Section 38.2-1509(B)(1) of the Insurance Code. There are five clauses within the priority scheme, with each successive clause being fully junior to the preceding clause. Clause (i) gives priority to the claims of secured creditors with a perfected security interest not voidable under Section 38.2-1513 of the Insurance Code, to the extent of the value of their security, and clause (ii) gives priority to the claims of the associations for “covered claims” and “contractual obligations” (as defined in the Insurance Code) and claims of other policyholders arising out of insurance contracts apportioned without preference. Section 38.2-3100.2(F) of the Insurance Code states that for purposes of clause (ii) of Section 38.2-1509(B)(1) of the Insurance Code, a funding agreement (as defined in the Insurance Code) shall be treated as an insurance contract and the holders thereof shall be entitled to the same priority of distribution as other policyholders. Counsel for GELAAC (“GELAAC Counsel”) has opined that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Virginia law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded clause (ii) priority under Section 38.2-1509(B)(1) of the Insurance Code and paid equally in priority with our other policyholders.

GELAAC Counsel has advised that its opinion is based on its interpretation of the relevant provisions of the Insurance Code as construed by relevant administrative and judicial authority. However, the Insurance Code and regulations, interpretations and decisions are subject to change, either prospectively or retroactively, and many of the issues addressed in counsel’s opinion depend upon a facts and circumstances analysis that has received little or no administrative or judicial consideration. Therefore, the Virginia State Corporation Commission Bureau of Insurance, in its capacity as liquidator, rehabilitator or otherwise, or the courts could disagree in whole or in part with our analysis.

In the event that a funding agreement were not accorded clause (ii) priority in our insolvency, the funding agreement would be accorded the lower priority associated with our other general creditors, which are given clause (v) priority under Section 38.2-1509(B)(1) of the Insurance Code, and which would adversely affect the ability of the applicable trust to recover any claims of principal and interest in respect of such funding agreement. See “Description of the Funding Agreements—Priority.”

Virginia law would apply to our insolvency or receivership proceedings. Investors should note, however, that the statutory liquidation priority accorded to funding agreements under Virginia law does not clearly apply to any additional amounts required to be paid (if specified in the applicable pricing supplement and related funding agreement) as may be necessary in order that the net amounts receivable by a holder after any withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction. Accordingly, in the event of our insolvency or receivership, claims under a funding agreement for such payments, if any, may not rank equally with either policyholder or funding agreement claims, and may rank equally with our other general creditors, which are given clause (v) priority under Section 38.2-1509(B)(1) of the Insurance Code. See “Description of the Funding Agreements”.

FORWARD LOOKING INFORMATION

This prospectus, any prospectus supplement, any pricing supplement and the information incorporated by reference in such documents contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors, including the following:

•	Risks relating to our businesses, including interest rate fluctuations, downturns and volatility in equity markets, defaults in portfolio securities, downgrades in our financial strength and credit ratings, insufficiency of reserves, legal constraints on dividend distributions, illiquidity of investments, competition, inability to attract or retain independent sales intermediaries and dedicated sales specialists, defaults by counterparties, foreign exchange rate fluctuations, regulatory restrictions on our operations and changes in applicable laws and regulations, legal or regulatory actions or investigations, political or economic instability, the failure of any compromise of the security of our computer systems and the occurrence of natural or man-made disasters;

•	Risks relating to our Retirement Income and Investments and Protection segments, including unexpected changes in mortality, morbidity and unemployment rates, accelerated amortization of deferred acquisition costs and present value of future profits, goodwill impairments, medical advances such as genetic mapping research, unexpected changes in persistency rates, increases in statutory reserve requirements and changes in tax and securities laws;

•	Risks relating to our separation from General Electric Company (“GE”), including the loss of benefits associated with GE’s brand and reputation, our need to establish our new Genworth brand identity quickly and effectively, the possibility that we will not be able to replace services previously provided by GE on terms that are at least as favorable, potential conflicts of interest with GE and GE’s engaging in the same type of business as we do in the future.

Except as required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

“GE” is a trademark of the General Electric Company and is used with permission.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the trusts. We are subject to the informational requirements of the Exchange Act and, in compliance with such laws, we file annual, quarterly and current reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

As depositor, we will file periodic reports with respect to the trusts formed under the programs on Form 8-K or Form 10-D, as applicable, and we will file annual reports with respect to the trusts on Form 10-K. As a part of the Genworth organization, GELAAC does not maintain a company specific web site. You may access these filings on the SEC’s web site (which is at http://www.sec.gov) by using our central index key, which is 1156124. (The URL is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus and any accompanying prospectus supplement and pricing supplement, which means that incorporated documents are considered part of this prospectus and any accompanying prospectus supplement and pricing supplement. We can disclose important information to you by referring you to those documents. Information that we file with the SEC will automatically update and supersede the information in this prospectus and any accompanying prospectus supplement and pricing supplement.

This prospectus and any accompanying prospectus supplement and pricing supplement incorporate by reference the following documents:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2004;

(b) Our Quarterly Report on Form 10-Q for the period ended March 31, 2005;

(c) Our Quarterly Report on Form 10-Q for the period ended June 30, 2005;

(d) Our Quarterly Report on Form 10-Q for the period ended September 30, 2005;

(e) Our Current Report on Form 8-K filed on October 11, 2005; and

(f) Our Current Report on Form 8-K filed on December 2, 2005.

This prospectus and any accompanying prospectus supplement and pricing supplement also incorporate by reference all documents that we, on behalf of ourselves or the trusts, as depositor, file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the notes. These documents contain important information about us and the trusts and our and their finances, respectively.

You may also request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement and pricing supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning the following addresses or telephone numbers:

GE Life and Annuity Assurance Company

c/o Thomas E. Duffy

          General Counsel and Secretary

6610 West Broad Street

Richmond, Virginia 23230

Telephone: (804) 281-6000

USE OF PROCEEDS

Each trust will use the net proceeds from the issuance of its series of notes to the public and the trust beneficial interest to the trust beneficial owner to purchase a funding agreement issued to, and deposited into, that trust by us. We intend to use the net proceeds from the sale to the trust of the funding agreement to purchase investment assets. We expect that such assets, and our other general account assets, will generate investment income in excess of amounts payable under the funding agreement.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of earnings before taxes and accounting changes plus fixed charges from operations. “Fixed charges” consist of (1) interest expense on short-term and long-term borrowings, (2) interest credited to contractholders on annuities and financial products, and (3) the portion of operating leases that are representative of the interest factor.

GE LIFE AND ANNUITY ASSURANCE COMPANY

	Nine months ended September 30, 2005	Year ended
		December 31, 2004	December 31, 2003	December 31, 2002	December 31, 2001	December 31, 2000
Ratio of earnings to fixed charges (including interest credited to investment contractholders)	1.11	1.19	1.04	1.34	1.37	1.44
Ratio of earnings to fixed charges (excluding interest credited to investment contractholders)	30.38	93.33	16.09	145.27	50.93	85.29

GE LIFE AND ANNUITY ASSURANCE COMPANY

GE Life and Annuity Assurance Company is a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871 as The Life Insurance Company of Virginia. General Electric Capital Corporation (“GE Capital”), a subsidiary of General Electric Company (“GE”), acquired us from Aon Corporation on April 1, 1996. GE Capital subsequently contributed us to its wholly owned subsidiary, GE Financial Assurance Holdings, Inc. (“GEFAHI”) and ultimately the majority of the outstanding common stock to General Electric Capital Assurance Company (“GECA”). As part of an internal reorganization of GEFAHI’s insurance subsidiaries, the Harvest Life Insurance Company (“Harvest”) merged into us on January 1, 1999. At this time we were renamed GE Life and Annuity Assurance Company. Harvest’s former parent, Federal Home Life Insurance Company (“Federal”), received our common stock in exchange for its interest in Harvest.

On May 24, 2004, GEFAHI transferred substantially all of its assets to Genworth Financial, Inc. (“Genworth”), including all of the outstanding capital stock of GNA Corporation (“GNA”), our indirect parent and 800 shares of our common stock that GEFAHI had held directly. As a result, we became an indirect, wholly-owned subsidiary of Genworth. On May 25, 2004, Genworth’s Class A common stock began trading on The New York Stock Exchange in connection with Genworth’s initial public offering.

On May 31, 2004, (1) Genworth contributed to GNA and GNA in turn contributed to GECA its shares of our common stock and (2) Federal paid a dividend to GECA consisting of its shares of our common stock. As a result of the foregoing contribution and dividend, we became a direct, wholly-owned subsidiary of GECA while remaining an indirect, wholly-owned subsidiary of Genworth.

As of December 7, 2005, GE beneficially owned approximately 18% of Genworth’s outstanding common stock. GE indicated in November 2005 that it expects to divest its remaining interest in Genworth by the end of 2006.

We principally offer annuity contracts, guaranteed investment contracts, funding agreements, Medicare supplement insurance and life insurance policies. We do business in the District of Columbia and all states except New York.

In connection with the issuance of notes, we will issue a funding agreement to the relevant trust with pricing terms substantially similar to the related series of notes; we will make payments under the funding agreement as required; and we will file the reports for each trust, as required by the Exchange Act. This is the first program in which we have been engaged in the securitization of assets as sponsor or depositor, including a securitization of the type described herein.

DESCRIPTION OF THE TRUSTS

The following is a general description of the trusts and the material provisions of the standard trust terms which will be incorporated into each trust agreement (as defined under “General”) and other related documents governing the trusts. The trust agreement is included in the form of Pricing Instrument. This summary is not intended to be a full restatement of all of the terms of the standard trust terms or the trust agreement and is subject to the detailed provisions of such documents. Copies of the standard trust terms and the form of Pricing Instrument (including the form of trust agreement) have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of the applicable trust agreement may be inspected during normal business hours at our principal executive offices set forth on the cover page of this prospectus.

General

A separate trust will be created for each series of notes. Each trust will be a separate and distinct special purpose common law trust formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement. Each trust will be organized pursuant to, and governed by, a trust agreement, dated as of the date of the applicable pricing supplement, between the trustee and the trust beneficial owner. The trust agreement will adopt and incorporate the standard trust terms in its entirety. With respect to a particular trust, we refer to the applicable trust agreement and the standard trust terms as the “trust agreement.” The assets and liabilities of each trust will be separate and distinct from our assets and liabilities and from the assets and liabilities of every other trust.

In connection with the issuance of a series of notes by a trust:

•	a separate and distinct trust will be formed pursuant to a trust agreement, which will adopt and incorporate the standard trust terms in its entirety;

•	the trust will acquire a funding agreement issued by us; and

•	the trust will collaterally assign and grant a security interest in the related funding agreement in favor of the indenture trustee for the benefit of the holders of notes of the applicable series.

Each trust’s principal executive offices will be located at The Bank of New York, c/o The Bank of New York Trust Company, N.A., Corporate Finance, 2 North LaSalle Street, 7th Floor, Chicago, Illinois, 60602, and its telephone number is (312) 827-8574.

Nature of Each Trust

Each trust agreement will provide that each trust will be a separate and distinct special purpose common law trust formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement.

The applicable series of notes and the liabilities, obligations and expenses related to such series of notes will constitute debt, liabilities, obligations and expenses incurred, contracted for or otherwise of the applicable trust.

As separate and distinct special purpose trusts, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable only against the assets of such trust and not against the assets of any other trust or against our assets. In addition, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to us or any trust will be enforceable against the assets of any other trust. See “Description of the Notes—Nonrecourse Enforcement.”

Application of Money Received by the Trustee on Behalf of a Trust

Except for payments made in connection with the liquidation of a trust, all monies and other property received by the trustee on behalf of a trust shall be distributed as follows:

first, to the indenture trustee for the payment of all amounts then due and unpaid upon the applicable notes, if any, in accordance with the applicable indenture; and

second, to the trust beneficial owner for the payment of all amounts that would be payable to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes); any remaining monies and other property shall be distributed ratably in proportion to their original principal amounts to the holders of notes last noted in the register as the holders of the notes and trust beneficial owner (as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes)).

Upon the liquidation of a trust, the remaining collateral and any other assets held in the trust shall be liquidated, and the trust shall be wound-up by the trustee in accordance with the trust agreement. In such event, (i) the trust shall first pay all amounts due and unpaid on the notes, if any, in accordance with the applicable indenture, (ii) the trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the applicable expense and indemnity agreement, and (iii) the trust shall then pay to the trust beneficial owner all amounts that would be payable under the indenture to the trust beneficial owner as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes). Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the holders last noted in the register as the holders of the notes and the trust beneficial owner (as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes) and as if each such holder continued to hold its notes after all amounts due on such notes under the indenture have been paid).

Bankruptcy Concerns

In the trust agreement, the trustee and the trust beneficial owner agree that neither party will institute against the trust any bankruptcy proceeding. Also, in the indenture, the indenture trustee agrees that it will not institute against the trust any bankruptcy proceeding for payments due the indenture trustee. However, during an event of default, the indenture trustee (on behalf of the holders of notes) or the holders of notes may accelerate payments of principal and interest under the notes as well as institute bankruptcy proceedings against the trust. If a bankruptcy proceeding is commenced against the trust, we do not anticipate that the assets of the trust will be consolidated with the assets of any other party. As the sole asset of each trust is a funding agreement issued by us, upon a proceeding for our liquidation, rehabilitation, conservation or supervision or similar event, an event of default under the notes issued by each trust will occur and the indenture trustee on behalf of the noteholders will have a claim against us in such proceeding. We have been advised by counsel that such claim will be a policyholder claim against our assets. See “Description of The Funding Agreements—Priority”. No other creditors or policyholders of ours should have a claim against the funding agreement held by each trust or any claims thereunder.

The Trustee

Pursuant to each trust agreement, the trustee is acting as the sole trustee of the applicable trust. The trustee will conduct the activities of each trust. The trustee will only perform those duties set forth in each trust agreement. Among other items, the trustee, on behalf of the trust, will:

•	enter into the applicable documents relating to the series of notes;

•	collaterally assign and grant a security interest in the funding agreement held in the trust to the indenture trustee for the benefit of the holders of the related series of notes;

•	file any required tax returns or tax information; and

•	maintain the books and records of the trust.

The trustee’s conduct of the affairs of the applicable trust shall also include the power to send notices regarding its notes and the applicable funding agreement to the ratings agencies and other third parties and, after the occurrence of an event of default under the applicable funding agreement, to protect and conserve the collateral for the benefit of each holder of the trust’s notes. See “Description of the Notes—Covenants.”

The trustee will not be liable under the trust agreement under any circumstances or for any action or failure to act, except for (i) its own willful misconduct or negligence or (ii) the inaccuracy of any representation or warranty contained in the trust agreement made by the trustee.

The trustee may resign by giving at least 90 days written notice to the trust beneficial owner and the indenture trustee. If at any time the trustee ceases to be eligible to serve as the trustee under a trust agreement, or the trustee is unable to serve as trustee, or is bankrupt or insolvent, then the trust beneficial owner and indenture trustee may remove the trustee. No resignation or removal of the trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by the successor trustee.

The trustee has served as trustee in connection with numerous registered and unregistered transactions involving the securitization of funding agreements since 1997.

The Trust Beneficial Owner

GSS Holdings II, Inc. as the trust beneficial owner will be the sole beneficial owner of each trust. The beneficial interest in each trust:

•	will be purchased by the trust beneficial owner for $15 (or, in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes);

•	will be issued in book-entry form only;

•	will entitle the trust beneficial owner to receive payment in respect thereof on the same terms as the payments to be made to holders of the related series of notes; and

•	will be subordinated to the related series of notes and will not be secured by the collateral.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series of notes receive interest payments. On the maturity date of the trust beneficial owner’s beneficial interest and the related series of notes, the trust will redeem the principal amount of the related series of notes and the principal amount of the trust beneficial interest.

No Affiliation

None of us or any of our officers, directors, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus.

None of us or any of our officers, directors, subsidiaries or affiliates is affiliated with the trustee, the trust beneficial owner or the indenture trustee relating to the notes.

Recordkeeping

Each trust will:

•	maintain separate and distinct records; and

•	hold and account for the assets associated with each such trust separately from our assets and from the assets of any other trust.

On behalf of the trusts, as depositor, we will be subject to certain reporting requirements under the Exchange Act.

Expenses

We have entered into a separate expense and indemnity agreement with each of the indenture trustee, the custodian (see “Description of the Notes—Collateral”), the trust beneficial owner and the trustee (on behalf of itself and each trust to be formed in connection with the issuance of a series of notes). We will enter into an expense and indemnity agreement with additional service providers appointed from time to time. Under each expense and indemnity agreement, we will pay certain costs and expenses relating to the offering, sale, issuance and administration of any series of notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and additional service providers with respect to certain matters. Forms of each expense and indemnity agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of each expense and indemnity agreement may be inspected during normal business hours at our principal executive offices set forth on the cover page of this prospectus. See “Description of the Expense and Indemnity Agreements” below.

Amendment

Each trust agreement may be amended by the trustee and the trust beneficial owner:

•	in any way that is not inconsistent with the intent of the trust agreement and that does not adversely affect, in any material respect, the terms of any notes;

•	with the prior consent of the holders of a majority of the outstanding principal amount of affected notes, in any way that would adversely affect, in any material respect, the terms of any such notes; and

•	with the prior consent of each affected holder, to (1) change the amount or timing of any payment of any trust beneficial interest or series of notes or (2) impair the right of the trust beneficial owner or any noteholder to institute suit for the enforcement of any right for principal and interest or other distribution.

Subject to the second and third bullet points above, the trustee and the trust beneficial owner may amend each trust agreement, without the consent of any noteholder, at any time to the extent necessary to ensure that the applicable trust will be ignored or treated as a grantor trust (assuming that any such trust were not ignored) for United States federal income tax purposes or to ensure that the applicable trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended. We shall advise each rating agency that is then rating the program or any series of notes of any such amendment.

Fiscal Year End

Unless otherwise specified in the applicable pricing supplement, the fiscal year of each trust will end on December 31.

DESCRIPTION OF THE NOTES

The following is a general description of the terms of the notes. We will provide specific terms of a series of notes in the applicable prospectus supplement and a pricing supplement to this prospectus. For purposes of this prospectus, “business day” shall have the meaning set forth in the applicable prospectus supplement or the applicable pricing supplement.

Each series of notes will be issued pursuant to an indenture, between the applicable trust and JPMorgan Chase Bank, N.A., as indenture trustee (the “indenture trustee”), which will adopt and incorporate the standard indenture terms in its entirety. The indenture is included in the form of Pricing Instrument. Copies of the form of standard indenture terms and the form of Pricing Instrument (including the form of indenture) are filed as exhibits to the registration statement (of which this prospectus is a part) and are incorporated into this prospectus by reference. With respect to a particular trust, we refer to the applicable indenture and the standard indenture terms as the “indenture.” The following summary highlights some of the provisions of the applicable indenture, but it may not contain all of the information that is important to you. We do not restate the indenture in its entirety and we urge you to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

Except as described in the applicable prospectus supplement or the applicable pricing supplement, each indenture will not limit the amount of notes that a trust may issue. A trust may only issue one series of notes. A series of notes will be the trust’s unconditional, direct, non-recourse, secured and unsubordinated obligation. Each series of notes will be secured by a funding agreement relating to that series of notes.

The notes may be offered to institutional or retail investors. Notes offered to institutional investors will be offered under the prospectus supplement to this prospectus relating to our secured medium-term notes program. These notes:

•	may bear interest at a fixed rate or floating rate, or bear no interest at all;

•	may be amortizing notes, meaning that a portion or all of the principal amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula;

•	may be discount notes that do not bear interest currently or bear interest at a rate that is below market rates at the time of issuance;

•	may have redemption and/or repayment provisions, if applicable;

•	will not contain a survivor’s option, permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes;

•	may be denominated in U.S. Dollars or one or more foreign currencies; and

•	may provide for the payment of additional amounts relating to any required withholding if specified in the applicable pricing supplement.

Notes offered to retail investors will be offered under the prospectus supplement to this prospectus relating to the Genworth DirectNotesSM program. These notes:

•	may bear interest at a fixed rate or floating rate, or bear no interest at all;

•	may be discount notes that do not bear interest currently or bear interest at a rate that is below market rates at the time of issuance;

•	may have redemption and/or repayment provisions, if applicable;

•	may contain a survivor’s option, permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes;

•	will be denominated in U.S. Dollars only; and

•	will not provide for the payment of additional amounts relating to any required withholding under any circumstances.

At the time of sale of a series of notes, at least one nationally recognized statistical rating organization will have rated the notes in one of its generic rating categories which signifies investment grade.

Material United States federal income tax considerations relating to the notes will be described in the applicable prospectus supplement or pricing supplement.

Each indenture and the notes will be governed by the internal laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement of the relevant trust or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York.

Collateral

Under the indenture, the funding agreement issued to and deposited into a trust by us in exchange for the proceeds from the offering of its series of notes will be collaterally assigned by the trust, and the trust will grant a security interest in the funding agreement, to the indenture trustee for the benefit of the holders of the related series of notes. Accordingly, each series of notes will be secured by a perfected security interest in the collateral, consisting of the trust’s right, title and interest in and to:

•	the relevant funding agreement held in the relevant trust;

•	all proceeds of the relevant funding agreement and all amounts and instruments on deposit from time to time in the related collection account; and

•	all books and records pertaining to the relevant funding agreement.

Under the custodial agreement entered into among the indenture trustee, SunTrust Bank (the “custodian”) and the trustee (on behalf of each trust to be formed in connection with the issuance of a series of notes), and, upon the collateral assignment of and grant of security interest in the funding agreement, the custodian will hold the funding agreement on behalf of the indenture trustee in the Commonwealth of Virginia. The custodian will hold the funding agreement in an account which is segregated from all other accounts maintained by the custodian.

Covenants

Under the indenture, the trustee, acting on behalf of the trust, will make certain covenants to the indenture trustee for the benefit of noteholders. In addition, the indenture requires the trust to hold funds in trust for payments under the notes, pay to the indenture trustee principal, interest and premium (if any) due on the notes and take all necessary action to protect the collateral. Further, the trustee, acting on behalf of the trust, is obligated to deliver to the indenture trustee each year a trust certificate certifying it has fulfilled in all material respects its obligations under the indenture throughout such year. In addition to its other covenants, the trustee, acting on behalf of the trust, has agreed that it will not, so long as any notes of its series are outstanding, take any of the following actions, except as otherwise permitted by the indenture:

•	sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in the trust (owned as of the date of the trust agreement or thereafter acquired), including, without limitation, any portion of the relevant collateral;

•	incur or otherwise become liable, directly or indirectly, for any debt obligation except for the notes of its series and the transactions contemplated thereby;

•	engage in any business or activity other than in connection with, or relating to, (1) the performance of the trust agreement and the execution, delivery and performance of any documents (other than the trust agreement), including the indenture, the funding agreement, the distribution agreement to be entered into among the trust, us and our agents and dealers (the “distribution agreement”), the expense and indemnity agreements and any other documents or instruments entered into by, or with respect to, the trust (all documents and instruments including the trust agreement are referred to herein collectively as the “Program Documents”), relating to any notes of its series issued under the indenture and the transactions contemplated thereby, and (2) the issuance of notes of its series pursuant to the indenture;

•	(1) permit the validity or effectiveness of the indenture or any grant of security interest in or assignment for collateral purposes of the applicable collateral to be impaired, or permit a lien created under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person or entity to be released from any covenants or obligations under any document or agreement assigned to the indenture trustee, except as may be expressly permitted thereby, (2) create, incur, assume or permit any lien or other encumbrance (other than the lien created under the indenture) on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof or (3) permit a lien created under the indenture not to constitute a valid first priority perfected security interest in the applicable collateral;

•	amend, modify or fail to comply with any material provision of the trust agreement except for any amendment or modification of the trust agreement expressly permitted thereunder;

•	own any subsidiary or lend or advance any funds to, or make any investment in, any person, except for an investment in a funding agreement or the investment of any of its funds held by the indenture trustee, the paying agent or the trustee, as provided in the indenture or the trust agreement;

•	directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interest of, the trust beneficial owner if any amount under the related series of notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any debt other than such series of notes;

•	cause or, to the fullest extent permitted by law, permit the sale or other transfer of all or a portion of any trust beneficial interest, or cause or, to the fullest extent permitted by law, permit the creation, incurrence, assumption or existence of any lien on all or a portion of any trust beneficial interest;

•	exercise any rights with respect to the relevant collateral except at the written direction of, or with the prior written approval of, the indenture trustee;

•	become required to be registered as an “investment company” or come under the “control” of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

•	enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other person;

•	take any action that would cause the trust not to be ignored or treated as a grantor trust (assuming such trust were not ignored) for United States federal income tax purposes;

•	have any subsidiaries, employees or agents other than the trustee and other persons necessary to conduct its activities and enter into transactions contemplated under the Program Documents;

•	have an interest in any bank account other than the accounts required under the Program Documents, provided that any interest therein shall be charged or otherwise secured in favor of the indenture trustee;

•	issue any notes unless:

•	the trust has purchased, or will simultaneously purchase in connection with the issuance of a series of notes, a funding agreement from us to secure such notes;

•	we have affirmed to the trust in writing that we have made or simultaneously will make changes to our books and records to reflect the granting by the trust of a security interest in, and the making by the trust of an assignment for collateral purposes of, the relevant funding agreement to the indenture trustee with respect to a series of notes; and

•	the trust has taken such other steps as may be necessary to cause the indenture trustee’s grant of such security interest in, and assignment for collateral purposes of, the relevant funding agreement and other collateral to be perfected for purposes of the Uniform Commercial Code or effective against the trust’s creditors or subsequent purchasers of the relevant funding agreement and collateral pursuant to insurance or other applicable law;

•	permit any affiliate, employee, officer or agent of GELAAC or any dealer or agent appointed under the distribution agreement to be a trustee of the trust;

•	commingle its assets with the assets of any affiliates or any other trust or guarantee any obligation of any of its affiliates or any other trust; or

•	maintain any joint account with any person or entity, become a party, whether as co-obligor or otherwise, to any agreement to which any person or entity is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any person or entity.

Events of Default

Upon the occurrence of an Event of Default (as defined below), the notes may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest, if any, and any other amounts payable or, if such notes are non-interest bearing, the amortized face amount of such notes or such other redemption amount as may be specified in the applicable pricing supplement.

The following will be “Events of Default” under the notes of any series:

•	the trust’s failure to pay the principal or installment payments (if applicable), when due and payable, of any note of such series and continuance of such failure for a period of one business day;

•	the trust’s failure to pay any interest, premium (if applicable) or any other amounts, when due and payable, on any note of such series and continuance of such failure for a period of seven business days;

•	any “event of default” (as defined in the funding agreement related to such series of notes) by us under the funding agreement securing the notes of such series (see “Description of the Funding Agreements—Funding Agreement Events of Default”);

•	the trust’s failure to observe or perform in any material respect any covenant contained in the indenture (other than those covenants covered by the events of default listed in the first, second and, if applicable, eighth bullet points herein) or the notes of such series for a period of 60 days after the date on which the indenture trustee provides the trust written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the notes of the series provide the trust and the indenture trustee written notice in the same manner, specifying such failure and requiring such failure to be remedied and stating that it is a “notice of default”;

•

the indenture ceases to be in full force and effect (other than in accordance with its terms) or is declared null and void, or the indenture trustee fails to have or maintain a validly created and perfected security interest subject to no prior liens or security interests in the collateral required to secure the notes of such series, or any person successfully claims as finally determined by a court of competent jurisdiction that any lien with respect to the collateral is void or that the enforcement of such lien or any other recourse by the indenture trustee is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

•	either (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the trust or the relevant collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the applicable jurisdiction, which decree or order is not stayed, or any other similar relief shall be granted under any applicable law, or (2) an involuntary case shall be commenced against the trust or the relevant collateral under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the trust or the relevant collateral, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the trust or the relevant collateral for all or a substantial part of the trust’s property, or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the trust, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the trust’s property and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged;

•	either (1) the trust shall have an order for relief entered with respect to the trust or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the trust’s property, or the trust shall make any assignment for the benefit of creditors, or (2) the trust shall fail or be unable, or the trust admits in writing the trust’s inability, to pay the trust’s debts as such debts become due, or the trustee shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph; or

•	any other Event of Default provided in any pricing supplement and the applicable notes of such series or the indenture.

When an Event of Default specified in the fourth, fifth or eighth bullet point above shall have occurred and be continuing, the indenture trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding notes of the affected series may, by written notice to the trust and the indenture trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the notes of such series to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by the trust. This provision, however, is subject to the condition that, at any time after the principal of the notes of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the notes of such series then outstanding by written notice to the trust and the indenture trustee may rescind and annul such declaration and its consequences with respect solely to such series, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon. If an Event of Default specified in the first, second, third, sixth or seventh bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the notes of such series will be immediately due and payable without any declaration or other action by the trust, the indenture trustee or the holder of any note.

The Events of Default described above (other than the Event of Default specified in the third bullet point above) are different from the funding agreement defaults described later in this prospectus under the heading “Description of the Funding Agreements—Funding Agreement Events of Default.” In certain circumstances, an Event of Default may occur and give rise to an acceleration of principal and interest, if any, on the notes of a series without there being a corresponding funding agreement default and acceleration of payment obligations under the related funding agreement. In such a case, there would be no or limited funds available to pay the accelerated principal and interest, if any, under the notes. In such a case, the indenture trustee, acting for the benefit of the holders of the applicable series of notes, will be limited to a proceeding against the funding agreement and the related collateral. However, because under such circumstances we would not be under any obligation to accelerate our payment obligations under the funding agreement, the indenture trustee could only:

•	continue to receive scheduled periodic payments under the collateral, including any applicable funding agreement;

•	dispose of the collateral, including the funding agreement, subject to obtaining our consent; or

•	exercise any combination of the foregoing.

Any such disposition of collateral could be made on unfavorable terms and result in material losses to the holders of the applicable series of notes.

The trustee, acting on behalf of the trust, will promptly inform the indenture trustee in writing of the occurrence of an Event of Default or an occurrence, with notice or the lapse of time, that would become an Event of Default. The indenture trustee will promptly provide notice of such event to each rating agency then rating the applicable series of notes and, within 90 days of such event, the indenture trustee will provide notice of such event to the holders of the applicable series of notes. We shall advise each rating agency that is then rating the program or any series of notes of any such Event of Default.

By the 15th day of April in each year during which the applicable series of notes remains outstanding, the trustee, acting on behalf of the trust, will provide evidence to the indenture trustee of the absence or an occurrence of an Event of Default concerning its series of notes.

Application of Money Collected Under the Indenture

On or prior to the issue date of a series of notes, GELAAC will establish a collection account with the indenture trustee in the name of the trust. This account shall collect payments received under the applicable funding agreement and shall be segregated from any other account maintained by the indenture trustee.

Following an Event of Default and during the continuance thereof, with respect to a series of notes, any moneys that may then be held or thereafter received by the indenture trustee as security with respect to the notes of such series shall be held in the relevant collection account and shall be applied in the following order, at the dates and manner fixed by the indenture trustee:

first, to the indenture trustee, registrar, transfer agent, paying agent and calculation agent, their agents and counsel, for all amounts due them under the indenture, to be shared pro rata among them, in an aggregate amount of no more than $250,000 for all series of outstanding notes issued by all trusts to the extent not previously paid;

second, to the payment of the amounts then due and unpaid upon the notes of the relevant series for principal and interest, if any, and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

third, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the trust agreement as described under “Description of the Trusts—Application of Money Received by the Trustee on Behalf of a Trust”.

If no Event of Default exists, the following priority of payments shall apply:

first, to the payment of the amounts then due and unpaid upon the notes of the relevant series for principal and interest, if any, and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

second, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the applicable trust agreement as described under “Description of the Trusts—Application of Money Received by the Trustee on Behalf of a Trust”.

We will pay the costs and expenses incurred by a trust under the expense and indemnity agreements with each of the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and the trust) and any additional service provider appointed from time to time. See “Description of the Expense and Indemnity Agreements.”

Except as expressly set forth in the indenture, none of the indenture trustee, any paying agent, the registrar or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the relevant collateral, whether as a result of set-off, banker’s lien or otherwise.

Certain Rights of Holders

The holder(s) of a majority in aggregate principal amount of the notes of any series at the time outstanding, who provide the indenture trustee with indemnification satisfactory to the indenture trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee by the indenture, in each case solely in respect of such series of notes, including with respect to the collateral, provided, however, that such direction shall not be in conflict with any rule of law or the indenture, the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with such direction and the indenture trustee shall have the right to decline to follow any such direction if the indenture trustee in good faith shall determine that the proceeding so directed would involve the indenture trustee in personal liability.

No holder of the notes of a series shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture or any agreement or instrument included in the collateral for such series of notes or for the appointment of a receiver or trustee, unless:

•	such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such series of notes;

•	the holder(s) of notes representing not less than 25% of the aggregate principal amount of the outstanding notes of such series shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee;

•	such holder(s) have offered to the indenture trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request;

•	the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holder(s) of notes of any series representing at least 66 2/3% of the aggregate principal amount of the outstanding notes of such series.

With respect to the above, no holder(s) of notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other holder of any note of the relevant series or to obtain or to seek to obtain priority or preference over any other holder of any note of the relevant series to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of the relevant series.

Notwithstanding the foregoing, nothing in the notes of the relevant series or the indenture will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest, if any, on such notes, or any other amount payable under such notes or the indenture, when and to the extent such payments become due and such rights will not be impaired without the consent of such holder.

Since we are a registrant, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers.

Modifications and Amendments

Modifications and Amendments Without Consent of Holders

Each trust may enter into a supplemental indenture with the indenture trustee at any time, without the consent of any holder of notes, for the purpose of:

•	curing any ambiguity or correcting or supplementing any provision contained in the indenture, the notes of the relevant series or any supplemental indenture, which may be defective or inconsistent with any other provision contained in the indenture, the notes of that series, the relevant supplemental indenture, the relevant funding agreement or any other Program Documents, or making such other provision in regard to matters or questions arising under the indenture, which, in each case shall not materially adversely affect the interests of any holder of the relevant series of notes (as evidenced by an opinion of counsel);

•	adding to the trust’s covenants or those of the indenture trustee for the benefit of the holders of the applicable series of notes or to surrender any right or power conferred in the indenture on the trust;

•	adding any additional Events of Default to the indenture;

•	evidencing and providing for the acceptance of appointment by a successor indenture trustee with respect to the notes of the applicable series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust or the applicable series of notes under the indenture by more than one trustee;

•	providing for the issuance of and establishing the forms and terms and conditions of notes of the applicable series; or

•	establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or the applicable series of notes.

We shall advise each rating agency that is then rating the program or any series of notes of any such supplemental indenture.

Modifications and Amendments With Consent of Holders

Each trust and the indenture trustee may enter into one or more supplemental indentures for the purpose of making any amendment or modification to the notes of the applicable series or the indenture or modifying in any manner the rights of any holder of notes with consent of the holder(s) representing a majority in aggregate principal amount of the notes of the applicable series at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each note of the applicable series affected thereby:

•	change the stated maturity of the principal of or any installment of interest on any note of the applicable series;

•	reduce the principal amount of or interest on any note of the applicable series;

•	change any place of payment where, or the coin or currency in which the principal or interest on, any note of the applicable series is payable;

•	impair or affect the right of any holder of the applicable series to institute suit for the enforcement of any payment on or with respect to the notes of the applicable series;

•	reduce the percentage of the aggregate principal amount of the outstanding notes of the applicable series the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults thereunder and their consequences provided for in the indenture;

•	modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note of the applicable series;

•	modify or alter the provisions of the definition of “Outstanding” in the indenture;

•	modify or affect in any manner adverse to the interest of any holder of notes of the applicable series the terms and conditions of the applicable trust’s obligations regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to the notes of such series; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of such indenture with respect to any part of the collateral of the applicable series of notes or terminate the lien of such indenture on any property held for the benefit and security of holders of notes of the applicable series or deprive the holder or any note of the applicable series of the security afforded by the collateral.

We shall advise each rating agency that is then rating the program or any series of notes of any such supplemental indenture.

The trust will not enter into any supplemental indenture with the indenture trustee (either with or without the consent of the holders of notes) that would cause any trust not to be ignored or treated as a grantor trust (assuming any such trust were not ignored) for United States federal income tax purposes, as evidenced by an opinion of counsel.

Indenture Trustee

Under the indenture, if an Event of Default with respect to the applicable series of notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Except during the continuance of an Event of Default, the indenture provides that the indenture trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into the indenture and in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture; but in the case of any such certificates or opinions which by any provision of the indenture are specifically required to be furnished to the indenture trustee, the indenture trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the indenture.

No provision of the indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

•	this paragraph does not limit the effect of the immediately preceding paragraph;

•	the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

•	the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of notes representing a majority of the aggregate principal amount of the notes of the applicable series then outstanding (or if an Event of Default under the notes has occurred and the holders direct the indenture trustee to take action as described under “—Certain Rights of Holders” above) relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture; and

•	no provision of the indenture requires the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The indenture trustee may resign at any time by giving not less than 60 days’ prior written notice thereof to the trust and the holders of the applicable series of notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

If at any time:

•	the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the indenture and shall fail to resign after written request by the trust or any applicable holder of notes of such series (who has been a bona fide holder of a note for at least six months);

•	the indenture trustee shall become incapable of acting with respect to the applicable series of notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•	the indenture trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to the applicable series of notes after written request by the trust or any applicable holder of notes of such series (who has been a bona fide holder of a note for at least six months);

then the trust (except upon the occurrence and during the continuation of an Event of Default) may petition any court of competent jurisdiction to remove the indenture trustee with respect to such series of notes and appoint a successor indenture trustee.

In addition to the right of petition given to the resigning indenture trustee and the right of removal given to the trust pursuant to the preceding paragraphs, any holder who has been a bona fide holder of notes of the applicable series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee or the removal of the indenture trustee and the appointment of a successor indenture trustee, as the case may be.

Holders of a majority in aggregate principal amount of the notes of the applicable series at the time outstanding may at any time remove the indenture trustee with respect to the notes of the applicable series and appoint a successor indenture trustee with respect to the notes of the applicable series by delivering to the indenture trustee so removed, to the successor indenture trustee so appointed and to the trust the evidence required for such action by the indenture.

If the indenture trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the indenture trustee for any reason, the trust shall promptly appoint a successor indenture trustee. No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee shall become effective until the acceptance of appointment by the successor indenture trustee. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor indenture trustee shall be appointed by holders of notes representing a majority in aggregate principal amount of the outstanding notes of the applicable series delivered to the trust and the retiring indenture trustee, the successor indenture trustee so appointed shall, upon its acceptance of such appointment, become the successor indenture trustee and supersede the successor indenture trustee appointed by the trust.

The indenture trustee and each successor indenture trustee must be a United States person within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”).

With respect to any series of notes as to which affiliates of the indenture trustee will serve as an Agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee, instead of the indenture trustee.

The Indenture Trustee is JPMorgan Chase Bank, N.A. (“JPMorgan”), a national banking association and wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1 trillion and operations in more than 50 countries, which operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan performs as indenture trustee through the Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for various types of securitization transactions from its office at 4 New York Plaza, New York, New York 10004 and other offices worldwide. Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, funding agreement backed note programs and student loans. JPMorgan Worldwide Securities Services is a provider of transaction services to 23,500 clients worldwide for more than $4.5 trillion in global debt. In transactions where JPMorgan acts as an independent collateral agent, it maintains separate accounts for the collateral of each such transaction. JPMorgan and its predecessors have served as indenture trustee on transactions involving the securitization of funding agreements since 1994. JPMorgan currently acts as indenture trustee or paying agent for various funding agreement backed note programs with approximately 161 trusts outstanding.

Meetings of Holders

A meeting of holders of notes of the applicable series may be called at any time and from time to time pursuant to the indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of such series of notes.

Unless otherwise provided in the notes of the applicable series, the indenture trustee may at any time call a meeting of holders of notes of the applicable series for any purpose specified in the preceding paragraph, to be held at such time and at such place in New York City or at such other place as the indenture trustee shall determine. Notice of every meeting of such holders of notes of the applicable series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

Subject to the provisions under “—Modification and Amendments” above and Section 316 of the Trust Indenture Act of 1939, as amended, any resolution passed or decision taken at any meeting of holders of notes of the applicable series duly held in accordance with the indenture will be binding on all of the holders of notes of the applicable series, whether or not such holders were present or represented at the meeting.

Nonrecourse Enforcement

Notwithstanding anything to the contrary contained in the indenture or the notes, other than as described below, none of us, our officers, directors, affiliates, employees or agents, the trust and none of its trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom we refer to collectively in this prospectus and the accompanying prospectus supplement as the “nonrecourse parties,” will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any notes. If any Event of Default shall occur with respect to a series of notes, the right of the holder(s) of the notes of such series and the indenture trustee on behalf of such holder(s) in connection with a claim on such series of notes will be limited solely to a proceeding against the collateral for such series of notes.

Neither such holder(s) nor the indenture trustee on behalf of such holder(s) will have the right to proceed against the nonrecourse parties or the assets of any other trust to enforce the relevant series of notes (except that to the extent they exercise their rights, if any, to seize the funding agreement securing the notes held by such holder(s), they may enforce the funding agreement against us) or for any deficiency judgment remaining after foreclosure of any property included in the collateral. However, this will not in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the notes or otherwise affect or impair the enforceability against the assets of the relevant trust of the collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the notes. The holders of notes are not precluded from foreclosing upon any property included in the collateral.

Enforcement of Rights Under Securities Laws

Since we are the depositor and a statutory issuer of the notes, purchasers of notes may proceed directly against us to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers.

Miscellaneous

Notices

All notices regarding notes may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the notes as their names appear in the note register maintained by the registrar or, for book-entry notes, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

Governing Law; Submission to Jurisdiction

The indenture and the notes of each series shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement of the relevant trust or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against the trust or the indenture trustee arising out of or relating to the indenture, any note or any portion of the collateral may be brought in a United States federal court of competent jurisdiction located in New York City, the Borough of Manhattan, provided that the pricing supplement for any series of notes may specify other jurisdictions as to which the trust may consent to the nonexclusive jurisdiction of its courts with respect to such series of notes.

DESCRIPTION OF THE FUNDING AGREEMENTS

This section provides a summary of the material terms and conditions of the funding agreements issued under this program. Specific terms of a funding agreement issued with respect to a series of notes and the extent to which these general provisions apply to that funding agreement will be provided in the applicable prospectus supplement and pricing supplement to this prospectus. This summary is not complete and you should read the detailed provisions of the funding agreement. A copy of the form of the funding agreement is filed as an exhibit to the registration statement (of which this prospectus is a part) and is incorporated into this prospectus by reference.

General

Each funding agreement will be issued by us to the applicable trust and will be held separately as collateral by the indenture trustee (or its custodian) for the benefit of the holders of the related series of notes. Each funding agreement will represent our unsecured obligation. Under each funding agreement, the applicable trust shall pay us a deposit in an amount equal to the issue price (expressed as a percentage) of the notes multiplied by the aggregate principal amount of the series of notes plus the aggregate amount of the trust beneficial interest issued in connection with such funding agreement plus accrued interest, if any, less any commission or compensation payments due to any person. Such deposit shall be made in the currency in which such notes are denominated. Upon receipt of such deposit, we shall then be obligated to establish a general account record which will evidence our obligation under the funding agreement. Unless otherwise specified in the applicable pricing supplement, the deposit of such obligation will be deemed to be equal to the aggregate face amount of the notes of such series of notes plus the aggregate amount of the trust beneficial interest and interest, if any, will accrue on such balance at such rate and upon such terms as is accruing on the applicable series of notes. Unless otherwise specified in the applicable pricing supplement, for a funding agreement securing a series of notes other than discount notes, the deposits received pursuant to the funding agreement (as specified in the applicable schedule to such funding agreement), less any withdrawals to make payments under such funding agreement (other than additional amounts, if applicable), plus any interest accrued pursuant to such funding agreement, all as set forth in the applicable schedule to such funding agreement, is referred to as the “accumulation fund.” Unless otherwise specified in the applicable pricing supplement, for a funding agreement securing a series of notes that are discount notes, the deposit received pursuant to the funding agreement (as specified in the applicable schedule to such funding agreement), less any withdrawals to make payments under such funding agreement (other than additional amounts, if applicable), plus any accrual of discount (determined in accordance with the applicable series of notes), plus, if applicable, any interest accrued pursuant to such funding agreement, all as set forth in the applicable schedule to such funding agreement, is referred to as the “accumulation fund.” The general account record established to evidence the accumulation fund is a general account obligation and shall not be an obligation of any of our separate accounts.

Under each funding agreement issued under the program, we will be obligated to make or cause to be made certain payments as are necessary to permit the trust to meet in full its scheduled payment obligations under the relevant series of notes. Therefore, the currency of denomination, maturity, redemption, repayment and interest rate provisions of the funding agreement issued by us to the trust shall be structured so that the payments made by or at the direction of us will enable the trust to meet its requisite obligations under the relevant series of notes. The repayment of principal on such funding agreement will occur at the stated date of maturity of the funding agreement, or, under certain circumstances specified by the terms of the funding agreement, at a date or dates prior to maturity. Amounts received by a trust in respect of interest or principal on a funding agreement will be applied to all payments due the holders of notes of the related series of notes and beneficial interest for that trust. Unless otherwise specified in the applicable pricing supplement, each funding agreement provides that all such payments will be net of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax. Any amendment or modification to the terms of a series of notes made after the effective date of the relevant funding agreement will not affect our payment obligations pursuant to the relevant funding agreement, unless such amendment or modification has been consented to in writing by us. Additional terms of each funding agreement will be described in the applicable prospectus supplement and pricing supplement.

A funding agreement is a type of insurance company product in which the purchaser, usually an institutional investor, pays the insurance company a deposit and, in turn, receives scheduled payments of principal and interest. The deposit we receive on the issuance of a funding agreement under this program will be part of our general account and not allocated to any of our separate accounts. Our general account is the account which contains all of our assets and liabilities other than those held in our separate accounts. Separate accounts are segregated accounts which are established for certain products that we sell. A separate account holds assets and liabilities specifically related to one or more products and segregates these assets and liabilities from the assets and liabilities of all other separate accounts and the assets and liabilities of our general account. Since the deposit made under any funding agreement issued by us under the program will be part of our general account, our obligations under each such funding agreement will be the obligations of our general account, rather than the obligations of any separate account. As such, we will invest the proceeds from the sale of funding agreements under the program in a portfolio of assets which along with our other general account assets will be used to meet our contractual obligations under the funding agreements and our other general account obligations. We will earn the spread differential, if any, between the cost of our obligations under such funding agreements and the yield on our invested assets.

We have established internal procedures to ensure that we perform all of our payment obligations under the funding agreements. A specific group of employees in our company will monitor performance of our payment obligations under the funding agreements and will promptly notify the indenture trustee in the event we have not timely made payments under any funding agreement. Under the applicable indenture, the calculation agent will notify us of the amount of interest due on any notes prior to any interest payment date. Additionally, in the event that we fail timely to make any payment under the applicable funding agreement, the indenture trustee will notify us of such failure and will have the right to enforce the rights of noteholders contained in the indenture.

Unless otherwise set forth in the applicable pricing supplement, we expect the funding agreements to be rated AA- by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. We expect the funding agreements to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”). The rating of the applicable funding agreement by Moody’s will be specified in the applicable pricing supplement. Notes of a series will be issued only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement securing such series of notes.

The trust will grant a security interest in and collaterally assign the funding agreement relating to the applicable series of notes to the indenture trustee as collateral to secure the trust’s obligations under that series of notes.

Priority

Each funding agreement is our unsecured obligation and, pursuant to Section 38.2-1509 of the Virginia Insurance Code (the “Insurance Code”), in the event of our impairment or insolvency, the Virginia State Corporation Commission Bureau of Insurance will be authorized and required to disburse our assets. The disbursement of assets shall be in accordance with the priorities set forth in Section 38.2-1509(B)(1) of the Insurance Code. There are five clauses within the priority scheme, with each successive clause being fully junior to the preceding clause. Clause (i) gives priority to the claims of secured creditors with a perfected security interest not voidable under Section 38.2-1513 of the Insurance Code, to the extent of the value of their security, and gives clause (ii) priority to the claims of the associations for “covered claims” and “contractual obligations” (as defined in the Insurance Code) and claims of other policyholders arising out of insurance contracts apportioned without preference. Section 38.2-3100.2(F) of the Insurance Code states that for purposes of clause (ii) of Section 38.2-1509(B)(1) of the Insurance Code, a funding agreement (as defined in the Insurance Code)

shall be treated as an insurance contract and the holders thereof shall be entitled to the same priority of distribution as other policyholders. GELAAC Counsel has opined that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Virginia law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded clause (ii) priority under Section 38.2-1509(B)(1) of the Insurance Code and paid equally in priority with our other policyholders.

GELAAC Counsel has advised that its opinion is based on its interpretation of the relevant provisions of the Insurance Code as construed by relevant administrative and judicial authority. However, the Insurance Code and regulations, interpretations and decisions are subject to change, either prospectively or retroactively, and many of the issues addressed in counsel’s opinion depend upon a facts and circumstances analysis that has received little or no administrative or judicial consideration. Therefore, the Virginia State Corporation Commission Bureau of Insurance, in its capacity as liquidator, rehabilitator or otherwise, or the courts could disagree in whole or in part with our analysis.

In the event that a funding agreement were not accorded clause (ii) priority in our insolvency, the funding agreement would be accorded the lower priority associated with our other general creditors, which are given clause (v) priority under Section 38.2-1509(B)(1) of the Insurance Code, and which would adversely affect the ability of the applicable trust to recover any claims of principal and interest in respect of such funding agreement.

Virginia law would apply to our insolvency or receivership proceedings. GELAAC Counsel has advised that the statutory liquidation priority accorded to funding agreements under Virginia law does not clearly apply to any additional amounts required to be paid (if specified in the applicable pricing supplement and related funding agreement) as may be necessary in order that the net amounts receivable by a holder after any withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction. Accordingly, GELAAC Counsel has advised that, in the event of our insolvency or receivership, claims under a funding agreement for such payments, if any, may not rank equally with either policyholder or funding agreement claims, and may rank equally with our other general creditors, which are given clause (v) priority under Section 38.2-1509(B)(1) of the Insurance Code.

The scope of the GELAAC Counsel opinion regarding a delinquency proceeding with respect to GELAAC is limited to a Virginia delinquency proceeding under Virginia law and to only those claims that are made in domiciliary proceedings in a Virginia court. The opinion of GELAAC Counsel recites basic facts with respect to the transaction in which the funding agreement is to be issued, and those facts are implicitly assumed in connection with the rendering of the opinion. The limitations and qualifications in the opinion are that it is limited to the application of the law of the Commonwealth of Virginia and that the opinion is rendered solely as of the date thereof.

Funding Agreement Events of Default

Each of the following events will constitute an event of default (a “funding agreement default”) under each funding agreement:

•	we are dissolved or a resolution is passed or proceeding instituted for its winding-up, liquidation or similar arrangement (other than pursuant to a consolidation, amalgamation or merger);

•	we breach any material obligation, representation or certification contained in the funding agreement, provided there is no bona fide dispute as to whether such breach has occurred and that such breach continues for fifteen (15) business days following actual notice to us of such breach;

•	we fail to make any required payment (other than a payment of principal) under the funding agreement or any other funding agreement we have issued to a trust and such failure continues for seven (7) business days after the due date of such payment; and

•	we fail to make any payment of principal under the funding agreement or any other funding agreement we have issued to a trust and such failure continues for one (1) business day after the due date thereof.

Upon a funding agreement default, the indenture trustee may accelerate our obligations under such funding agreements by providing us with two business days’ prior written notice. However, in the event the funding agreement default results from our dissolution, winding up or liquidation, our obligations under such funding agreements will be immediately accelerated and such acceleration will not require notice to us from the indenture trustee.

Optional Redemption; Optional Repayment

If a redemption right is specified in the pricing supplement related to a series of notes, we may redeem the related funding agreement prior to the stated maturity date of such funding agreement in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to, but excluding, the date of redemption. We must give written notice to the trust not more than 75 nor less than 45 calendar days prior to the date of redemption. “Redemption price”, with respect to a funding agreement, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a funding agreement shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed.

If a repayment right is specified in the pricing supplement relating to a series of notes, the related funding agreement may be subject to repayment at the request of the relevant trust, upon the valid exercise of the repayment right in the related notes by the holder of such notes, on any repayment date specified in the applicable pricing supplement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the funding agreement shall be repayable in whole or in part in increments of $1,000 at the request of the relevant trust at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest, if any, thereon payable to the date of repayment. Exercise of such repayment right by a trust shall be irrevocable.

Survivor’s Option

Unless a funding agreement has been declared due and payable prior to its stated maturity date by reason of any event of default thereunder, or has been previously redeemed or otherwise repaid, a trust may request repayment of such funding agreement upon the valid exercise of the survivor’s option in the related notes by the authorized representative of the deceased beneficial owner of such notes. If a survivor’s option is specified in the notes and the applicable pricing supplement it will be more fully described in the prospectus supplement relating to such notes.

Withholding Tax and Payment of Additional Amounts

All amounts due in respect of each funding agreement will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, (a) we will not pay any additional amounts to the applicable trust in respect of such withholding or deduction, (b) any such withholding or deduction will not give rise to any funding agreement default or any independent right or obligation to redeem such funding agreement and (c) the trust will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such trust’s interest in the funding agreement as equitably determined by us.

If it is specified in the applicable pricing supplement and funding agreement that we have agreed to pay additional amounts to the trust to reflect any required withholding or deduction under the funding agreement and we are required, or based on an opinion of independent legal counsel selected by us a material probability exists that we will be required, to pay additional amounts in respect of such withholding or deduction, pursuant to (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the applicable funding agreement, we will have the right to redeem the affected funding agreement by giving not less than 45 and no more than 75 days prior written notice to the trust and by paying to the trust the outstanding principal, and premium, if any, and accrued but unpaid interest, if any, on the relevant funding agreement or such other amount as is specified in the applicable pricing supplement. If we redeem the related funding agreement issued to the trust, the related trust will redeem all of the notes of the applicable series as provided in the indenture.

Early Redemption for Tax Event

Each funding agreement will provide that, upon the occurrence of a tax event (as described below), we may redeem such funding agreement in whole but not in part by giving not less than 45 and no more than 75 calendar days prior written notice to the applicable trust and by paying to such trust the outstanding principal, and premium, if any, and accrued but unpaid interest, if any, on the relevant funding agreement or such other amount as is specified in the applicable pricing supplement. If we redeem a funding agreement, the applicable trust will redeem all of the notes of the series secured by such funding agreement as provided in the indenture. The term “tax event” means that we shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the funding agreement, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the relevant funding agreement or (ii) the trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Restrictions on Transfer

Each funding agreement will provide that it may be sold, assigned, transferred or pledged in accordance with, and for the purposes contemplated by, the documents and agreements covering the issuance of notes, as described in this prospectus. In connection with the issuance of a series of notes by the trust, the trust will collaterally assign the related funding agreement that will secure the obligations of the trust under such notes to the indenture trustee. We will maintain a record of such assignment on our books and records.

Agreed Tax Treatment

The funding agreement will provide that we and the applicable trust each agree to treat the funding agreement, if not ignored for United States federal income tax purposes, as our debt obligation for United States federal, state and local income and franchise tax purposes.

Governing Law

Each funding agreement will be governed by and subject to the laws of the Commonwealth of Virginia.

DESCRIPTION OF THE EXPENSE AND INDEMNITY AGREEMENTS

This section provides a summary of the material terms and conditions of the separate expense and indemnity agreements entered into between us and the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and each trust to be formed in connection with the issuance of a series of notes) and each expense and indemnity agreement to be entered into with each service provider that may become a provider of services under the programs from time to time. Forms of each expense and indemnity agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference.

Pursuant to each expense and indemnity agreement, we have the sole obligation to pay the fees due to the other parties to the expense and indemnity agreements, with respect to the programs. In addition, we will pay the costs and expenses relating to the offering, sale and issuance of any series of notes and costs, expenses and taxes incurred by each trust other than certain excluded amounts described below and we will pay the costs and expenses of the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and each service provider appointed from time to time and will indemnify each of them with respect to certain matters.

Under each expense and indemnity agreement, we will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. In general, excluded amounts include:

•	any payment obligation by a trust to a noteholder under the notes;

•	any obligation of a trust to the extent such obligation has been paid using funds available to the trust from payments under the relevant funding agreement;

•	any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that:

•	the notes are participations in the relevant funding agreement or are contracts of insurance; or

•	the offer, purchase, sale and/or transfer of the notes and/or the pledge and collateral assignment of the funding agreement by the trust to the indenture trustee constitute the conduct of the business of insurance or reinsurance or require the trust or holder of notes to be licensed as an insurer, insurance agent or broker;

•	any cost, loss, damage, claim, expense, tax, penalty or liability of any kind imposed on a service provider to the trust resulting from the bad faith, misconduct or negligence of such service provider;

•	any income taxes or overhead expenses of any service provider; or

•	any withholding taxes imposed with respect to payments made under the relevant funding agreement and any additional amounts paid to any noteholder.

•	Each expense and indemnity agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, “ERISA plans”), and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan’s investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.

Under United States Department of Labor regulations at 29 C.F.R. § 2510.3-101, as in effect from time to time (the “plan asset regulations”), the assets of a trust may be deemed to be “plan assets” of an ERISA plan or a “plan” such as an individual retirement account or a Keogh plan (as defined in Section 4975(e)(1) of the Code, other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code) (together with ERISA plans, “plans”) for purposes of ERISA and Section 4975 of the Code if a plan or a person investing “plan assets” of a plan acquires an equity interest in a trust and none of the exceptions contained in the plan asset regulations are applicable. An equity interest is defined under the plan asset regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the plan asset regulations. Accordingly, whether the notes would be treated as debt or equity for purposes of the plan asset regulations is unclear. Since, however, the holders of notes of a series will have recourse only to the relevant collateral that secures such series of notes, if the notes were treated as equity interests, only the related funding agreement would be treated as assets of any plan holding a note.

Even if the notes are treated as equity interests for purposes of the plan asset regulations, because (a) the relevant trust expects that the funding agreement will be treated as debt, rather than equity, for United States federal tax purposes and (b) the funding agreement should not be deemed to have any “substantial equity features,” none of the assets underlying the funding agreement should be treated as “plan assets” for purposes of the plan asset regulations. Those conclusions are based, in part, upon the traditional debt features of the funding agreement, including the reasonable expectation of purchasers of the notes that the payments due under the funding agreement will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Therefore, subject to the considerations described herein, the notes are eligible for purchase by plans, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (“plan asset entity”) and any person investing “plan assets” of any plan.

Section 406 of ERISA and Section 4975 of the Code also prohibit plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans (together, “parties in interest”), unless a statutory or administrative exemption is available. For example, if either we or a trust or any of the Agents are a party in interest with respect to a plan (either directly or by reason of our ownership of subsidiaries), the purchase of the notes by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.

The United States Department of Labor (“DOL”) has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There can be no assurances that any of these class exemptions or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that, even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

Accordingly, the notes may not be purchased or held by any plan, any plan asset entity or any person investing “plan assets” of any plan, unless the purchase and holding of the notes is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other prohibited transaction exemption issued by the DOL. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and it is not purchasing the notes on behalf of or with “plan assets” of any plan or other plan asset entity, or its purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Such representations shall be deemed to be made each day from the date on which the purchaser purchases the notes through and including the date on which the purchaser disposes of the notes.

Moreover, the notes may not be purchased or held by any plan, any plan asset entity or any person investing “plan assets” of any plan if GELAAC, the trust, any Agent or any of their respective affiliates: (a) has investment or administrative discretion with respect to the assets of the plan used to effect such purchase; (b) has authority or responsibility to give, or regularly give, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets and (2) will be based on the particular investment needs of such plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to such plan.

Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company’s general account are treated as assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the DOL in January 2000.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes), or the operation and administration of the trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either (a) it is not a governmental plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan. Such representations shall be deemed to be made each day from the date on which the purchaser purchases the notes through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

The sale of any notes to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Notwithstanding the above, with regard to a particular trust, the sale of notes to plans, or a person utilizing the “plan assets” of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN’S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

This prospectus relates to (i) the offering of notes through the trusts to institutional and retail investors from time to time for sale to or through the agents identified in the applicable prospectus supplement and (ii) the underlying funding agreements. Morgan Stanley & Co. Incorporated; Morgan Stanley & Co. International Limited; Banc of America Securities LLC; Banc of America Securities Limited; Bear, Stearns & Co. Inc.; Bear, Stearns International Limited; Citigroup Global Markets Inc.; Citigroup Global Markets Limited; Credit Suisse First Boston LLC; Credit Suisse First Boston (Europe) Limited; Deutsche Bank Securities Inc.; Deutsche Bank AG, London Branch; Goldman, Sachs & Co.; Goldman Sachs International; HSBC Securities (USA) Inc.; HSBC Bank plc; Lehman Brothers Inc.; Lehman Brothers International (Europe); Merrill Lynch, Pierce, Fenner & Smith Incorporated; Merrill Lynch International; UBS Securities LLC; and UBS Limited have been named as agents in the prospectus supplement relating to the offering of notes to institutional investors under our secured medium-term notes program. LaSalle Financial Services, Inc.; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; and UBS Financial Services Inc. have been named as agents (such agents, together with the agents under our secured medium-term notes program, the “Agents”) in the prospectus supplement relating to the offering of notes to retail investors under our Genworth DirectNotesSM program. LaSalle Financial Services, Inc., in its capacity as the lead retail agent (the “Lead Retail Agent”) and GELAAC have selected a group of co-agents and may from time to time designate additional co-agents (each, a “Co-Agent”), including, without limitation, A.G. Edwards & Sons, Inc., Bank of America Securities LLC, Bear, Sterns & Co. Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Raymond James & Associates, UBS Financial Services Inc. and Wachovia Capital Markets, LLC. The Co-Agents will agree to use their reasonable efforts to solicit offers from investors to purchase the notes. Following the solicitation of orders by the Co-Agents, notes may be placed by the applicable trust directly with investors, or each of the Co-Agents, severally and not jointly, may purchase notes as principal for its own account from the Lead Retail Agent. If we add or remove an Agent or Co-Agent from our secured medium-term notes program or our Genworth DirectNotesSM program, the applicable pricing supplement will disclose such addition or removal. References to “Agents” or “Co-Agents” in this prospectus and each accompanying prospectus supplement include any Agent or Co-Agent subsequently added under our secured medium-term notes program or our Genworth DirectNotesSM program, as applicable.

The distribution of the notes offered under this prospectus may occur in one or more transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, all of which may change over time.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us. Each trust will collaterally assign and grant a security interest in the applicable funding agreement in favor of the indenture trustee for the benefit of the holders of notes issued by such trust.

In connection with the sale of the notes, the Agents may receive from the trust or from purchasers of the notes for whom they may act as agents compensation in the form of discounts, concessions or commissions. The Agents and Co-Agents may sell the notes to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers for whom they may act as agents. The Agents and dealers that participate in the distribution of the notes are, and the Co-Agents may be, underwriters within the meaning of the Securities Act with respect to the notes being distributed and the funding agreement purchased by the trust. Any Agents that participate in the offering of the notes will be identified, and the compensation to be received by such Agents will be described in, the applicable prospectus supplement or pricing supplement. The applicable prospectus supplement or pricing supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers.

We will agree to indemnify the Agents and Co-Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents and Co-Agents may be required to make in respect thereof.

With respect to any series of notes as to which affiliates of the indenture trustee will serve as an Agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee, instead of indenture trustee.

We are a statutory issuer of the notes under the Securities Act.

Under the Securities Act, each trust is a statutory underwriter of the funding agreement purchased with the proceeds from the issuance of such trust’s notes.

In the ordinary course of its business, the Agents and Co-Agents and their respective affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates. Certain of the Agents have agreed to reimburse us for certain of our expenses incurred in connection with the establishment of the program.

LEGAL MATTERS

Certain matters regarding the notes, their offering and the funding agreements will be passed upon:

•	for us by Thomas E. Duffy, internal counsel for GELAAC (as to Virginia law);

•	for us by Sidley Austin Brown & Wood LLP (as to tax law matters);

•	for the trusts and us by Sidley Austin Brown & Wood LLP (as to New York law matters, as to Illinois law matters, as to United States federal securities and tax law matters and as to certain insurance regulatory matters); and

•	for the Agents by LeBoeuf, Lamb, Greene & MacRae LLP (as to United States federal securities law matters).

Opinions issued in connection with future offerings may be issued by counsel other than those listed above. The name of such counsel other than those listed above will be included in the applicable pricing supplement.

Sidley Austin Brown & Wood LLP has from time to time represented, and continues to represent, one or more of the Agents in connection with matters unrelated to the offering of the notes.

LeBoeuf, Lamb, Greene & MacRae LLP has from time to time represented, and continues to represent us and some of our affiliates in connection with matters unrelated to the offering of the notes.

EXPERTS

The consolidated financial statements and financial statement schedules for GE Life and Annuity Assurance Company as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports refer to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and goodwill and other intangible assets in 2002.

$5,000,000,000

GE Life and Annuity Assurance Company

Secured Medium-Term Notes

Due Between Nine Months

and Thirty Years From

the Date of Issue

Issued Through

Genworth Global Funding Trusts

Secured by Funding Agreements Issued by

GE Life and Annuity Assurance Company

PROSPECTUS SUPPLEMENT

Morgan Stanley

Banc of America Securities LLC

Banc of America Securities Limited

Bear, Stearns & Co. Inc.

Bear, Stearns International Limited

Citigroup

Credit Suisse First Boston

Deutsche Bank Securities

Deutsche Bank

Goldman, Sachs & Co.

Goldman Sachs International

HSBC

Lehman Brothers

Merrill Lynch & Co.

Merrill Lynch International

UBS Investment Bank

December 9, 2005